                                                                    EXHIBIT 99.2

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Liberty Media Corporation:

We have audited the accompanying consolidated balance sheets of Liberty Media Corporation and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, comprehensive earnings (loss), stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liberty Media Corporation and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the internal control over financial reporting of Liberty Media Corporation as of December 31, 2004, based on the criteria established in INTERNAL CONTROL--INTEGRATED FRAMEWORK issued by the Committee of Sponsoring Organizations of the Treadway Commission ("COSO"), and our report dated March 14, 2005 expressed an unqualified opinion on management's assessment of, and the effective operation of, internal control over financial reporting.


                                        KPMG LLP

Denver, Colorado
March 14, 2005, except for
Note 5 and Note 18, which are
as of December 15, 2005

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 2004 and 2003

                                                                                     2004*                2003*
                                                                                   --------             --------
                                                                                        amounts in millions
Assets
Current assets:
     Cash and cash equivalents                                                     $  1,387                2,966
     Trade and other receivables, net                                                 1,035                  946
     Inventory, net                                                                     712                  588
     Prepaid expenses and program rights                                                562                  464
     Derivative instruments (note 7)                                                    827                  543
     Other current assets                                                                53                  347
                                                                                   --------             --------
         Total current assets                                                         4,576                5,854
                                                                                   --------             --------

Investments in available-for-sale securities and other cost investments
     (note 6)                                                                        21,847               19,566
Long-term derivative instruments (note 7)                                             1,601                3,247
Investments in affiliates, accounted for using the equity method
     (note 8)                                                                           784                  745

Property and equipment, at cost                                                       1,637                1,474
Accumulated depreciation                                                               (504)                (355)
                                                                                   --------             --------
                                                                                      1,133                1,119
                                                                                   --------             --------
Intangible assets not subject to amortization (note 2):

     Goodwill                                                                         6,938                6,780
     Trademarks                                                                       2,385                2,385
                                                                                   --------             --------
                                                                                      9,323                9,165
                                                                                   --------             --------
Intangible assets subject to amortization, net (note 2)                               4,436                4,815
Other assets, at cost, net of accumulated amortization                                  765                  573
Assets of discontinued operations (note 5)                                            5,716                9,141
                                                                                   --------             --------
         Total assets                                                              $ 50,181               54,225
                                                                                   ========             ========

-------------
*    See note 5.

                                                                     (continued)

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           December 31, 2004 and 2003

                                                                                               2004                2003*
                                                                                            --------             --------
                                                                                                 amounts in millions
Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                                       $    424                  390
     Accrued interest payable                                                                    143                  152
     Other accrued liabilities                                                                   645                  594
     Accrued stock compensation                                                                  235                  190
     Program rights payable                                                                      200                  177
     Derivative instruments (note 7)                                                           1,179                  854
     Other current liabilities                                                                   285                  145
                                                                                            --------             --------
         Total current liabilities                                                             3,111                2,502
                                                                                            --------             --------
Long-term debt (note 9)                                                                        8,566                9,417
Long-term derivative instruments (note 7)                                                      1,812                1,756
Deferred income tax liabilities (note 10)                                                      9,701                9,729
Other liabilities                                                                                801                  355
Liabilities of discontinued operations (note 5)                                                1,305                1,331
                                                                                            --------             --------
         Total liabilities                                                                    25,296               25,090
                                                                                            --------             --------
Minority interests in equity of subsidiaries                                                     299                  293

Stockholders' equity (note 11):
     Preferred stock, $.01 par value.  Authorized 50,000,000 shares; no
        shares issued                                                                             --                   --
     Series A common stock $.01 par value.  Authorized 4,000,000,000 shares; issued and outstanding 2,678,895,158 shares at December 31,
        2004 and 2,669,835,166 shares at December 31, 2003                                        27                   27

     Series B common stock $.01 par value. Authorized 400,000,000 shares; issued
        131,062,825 shares at December 31, 2004 and 217,100,515
        shares at December 31, 2003                                                                1                    2
     Additional paid-in capital                                                               33,765               39,001
     Accumulated other comprehensive earnings, net of taxes ("AOCE") (note 15)                 4,215                3,241
     AOCE from discontinued operations                                                            12                  (40)
     Unearned compensation                                                                       (64)                 (98)
     Accumulated deficit                                                                     (13,245)             (13,291)
                                                                                            --------             --------
                                                                                              24,711               28,842
     Series B common stock held in treasury,  at cost (10,000,000  shares at
        December 31, 2004)                                                                      (125)                  --
                                                                                            --------             --------
         Total stockholders' equity                                                           24,586               28,842
                                                                                            --------             --------

Commitments and contingencies (note 17)

         Total liabilities and stockholders' equity                                         $ 50,181               54,225
                                                                                            ========             ========

--------------
*    See note 5.

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  Years ended December 31, 2004, 2003 and 2002

                                                                           2004*              2003*               2002*
                                                                         -------             -------             -------
                                                                                       amounts in millions,
                                                                                     except per share amounts
Revenue:
     Net sales from electronic retailing                                 $ 5,687               1,973                  --
     Communications and programming services                               1,364               1,257               1,266
                                                                         -------             -------             -------
                                                                           7,051               3,230               1,266
                                                                         -------             -------             -------
Operating costs and expenses:
     Cost of sales--electronic retailing services                          3,594               1,258                  --
     Operating                                                             1,356                 860                 621
     Selling, general and administrative ("SG&A")                            662                 387                 328
     Stock compensation--SG&A (note 2)                                        98                 (91)                (46)
     Litigation settlement                                                   (42)                 --                  --
     Depreciation                                                            172                 127                 100
     Amortization                                                            486                 267                 174
     Impairment of long-lived assets (note 2)                                 --               1,362                 103
                                                                         -------             -------             -------
                                                                           6,326               4,170               1,280
                                                                         -------             -------             -------
         Operating income (loss)                                             725                (940)                (14)

Other income (expense):
     Interest expense                                                       (615)               (508)               (367)
     Dividend and interest income                                            131                 164                 179
     Share of earnings (losses) of affiliates, net (note 8)                   15                   7                 (57)
     Realized and unrealized gains (losses) on derivative
        instruments, net (note 7)                                         (1,284)               (661)              2,127
     Gains (losses) on dispositions, net (notes 6, 8 and 11)               1,406               1,126                (538)
     Nontemporary declines in fair value of investments
        (note 6)                                                            (129)                (22)             (5,806)
     Other, net                                                              (25)                (53)                 (5)
                                                                         -------             -------             -------
                                                                            (501)                 53              (4,467)
                                                                         -------             -------             -------
        Earnings (loss) from continuing operations before
           income taxes and minority interest                                224                (887)             (4,481)

Income tax benefit (expense) (note 10)                                      (119)               (342)              1,481
Minority interests in losses (earnings) of subsidiaries                       (5)                 --                  27
                                                                         -------             -------             -------
        Earnings (loss) from continuing operations before
          cumulative effect of accounting change                             100              (1,229)             (2,973)

Earnings (loss) from discontinued operations, net of taxes
     (note 5)                                                                (54)                  7                (849)
Cumulative effect of accounting change, net of taxes (note 2)                 --                  --              (1,508)

                                                                         -------             -------             -------
        Net earnings (loss)                                              $    46              (1,222)             (5,330)
                                                                         =======             =======             =======
Earnings (loss) per common share (note 2):
     Basic and diluted earnings (loss) from continuing
        operations                                                       $   .04                (.44)              (1.15)
     Discontinued operations                                                (.02)                 --                (.33)
     Cumulative effect of accounting change, net of taxes                     --                  --                (.58)
                                                                         -------             -------             -------
     Basic and diluted net earnings (loss)                               $   .02                (.44)              (2.06)
                                                                         =======             =======             =======
Number of common shares outstanding                                        2,856               2,748               2,590
                                                                         =======             =======             =======

-------------
*    See note 5.

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF COMPREHENSIVE EARNINGS (LOSS)

                  Years ended December 31, 2004, 2003 and 2002

                                                                         2004*               2003*               2002*
                                                                        -------             -------             -------
                                                                                     amounts in millions
Net earnings (loss)                                                     $    46              (1,222)             (5,330)
                                                                        -------             -------             -------

Other comprehensive earnings (loss), net of taxes (note 15):
     Foreign currency translation adjustments                                23                  35                  68
     Unrealized holding gains (losses) arising during the
        period                                                            1,490               3,341              (4,153)
     Recognition of previously unrealized losses (gains)
        on available-for-sale securities, net                              (488)               (628)              3,598
     Other comprehensive earnings (loss) from discontinued
        operations (note 5)                                                 (55)                227                (127)
                                                                        -------             -------             -------
     Other comprehensive earnings (loss)                                    970               2,975                (614)
                                                                        -------             -------             -------
Comprehensive earnings (loss)                                           $ 1,016               1,753              (5,944)
                                                                        =======             =======             =======


-------------
*    See note 5.

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                  Years ended December 31, 2004, 2003 and 2002


                                       COMMON STOCK   ADDITIONAL         AOCE FROM                                        TOTAL
                          PREFERRED -----------------  PAID-IN          DISCONTINUED   UNEARNED   ACCUMULATED TREASURY STOCKHOLDERS'
                           STOCK    SERIES A SERIES B  CAPITAL    AOCE   OPERATIONS  COMPENSATION   DEFICIT     STOCK     EQUITY
                          --------- -------- -------- ---------- ------ ------------ ------------ ----------- -------- -------------
                                                                     amounts in millions
Balance at
  January 1, 2002         $     --       24        2    35,996     980      (140)       --           (6,739)       --    30,123
  Net loss                      --       --       --        --      --        --        --           (5,330)       --    (5,330)
  Other comprehensive
    loss                        --       --       --        --    (487)     (127)       --               --        --      (614)
  Issuance of common
    stock for
    acquisitions                --       --       --       195      --        --        --               --        --       195
  Issuance of common
    stock pursuant
    to rights offering          --        1       --       617      --        --        --               --        --       618
  Purchases of Series A
    common stock                --       --       --      (281)     --        --        --               --        --      (281)
  Series A common stock
    put options, net of
    cash received
    (note 11)                   --       --       --       (29)     --        --        --               --        --       (29)
                          --------    -----     ----   -------  ------    ------     ------        --------     -----   -------
Balance at
  December 31, 2002             --       25        2    36,498     493      (267)       --          (12,069)       --    24,682
  Net loss                      --       --       --        --      --        --        --           (1,222)       --    (1,222)
  Other comprehensive
    earnings                    --       --       --        --   2,748       227        --               --        --     2,975
  Issuance of Series A
    common stock for
    acquisitions                --        2       --     2,654      --        --        --               --        --     2,656
  Issuance of Series A
    common stock for cash       --       --       --       141      --        --        --               --        --       141
  Purchases of Series A
    common stock                --       --       --      (437)     --        --        --               --        --      (437)
  Issuance of restricted
    stock                       --       --       --       102      --        --      (102)              --        --        --
  Amortization of
    deferred compensation       --       --       --        --      --        --         4               --        --         4
  Series A common stock
    put options, net of
    cash received (note11)      --       --       --        37      --        --        --               --        --        37
  Gain in connection with
    the issuance of stock
    of a subsidiary             --       --       --         6      --        --        --               --        --         6
                          --------    -----     ----   -------  ------    ------     ------        --------     -----   -------
Balance at
  December 31, 2003             --       27        2    39,001   3,241       (40)      (98)         (13,291)       --    28,842
  Net earnings                  --       --       --        --      --        --        --               46        --        46
  Other comprehensive
    earnings (loss)             --       --       --        --   1,025       (55)       --               --        --       970
  Issuance of Series A
    common stock for
    acquisitions                --       --       --       152      --        --        --               --        --       152
  Issuance of Series A
    common stock in
    exchange for
    Series B common
    stock (note 11)             --        1       (1)      125      --        --        --               --      (125)       --
  Acquisition of
    Series A common
    stock (note 11)             --       (1)      --    (1,016)     --        --        --               --        --    (1,017)
  Amortization of
    deferred
    compensation                --       --       --        --      --        --        31               --        --        31
  Distribution to
    stockholders for
    spin off of
    Liberty Media
    International
    ("LMI") (note 5)            --       --       --    (4,512)    (51)      107        --               --        --    (4,456)
  Stock compensation
    for Liberty options
    held by LMI employees
    (note 13)                   --       --       --        (4)     --        --        --               --        --        (4)
  Stock compensation
    for LMI options held
    by Liberty employees
    (note 13)                   --       --       --        17      --        --        --               --        --        17
  Cancellation of
    restricted stock            --       --       --        (3)     --        --         3               --        --        --
  Other                         --       --       --         5      --        --        --               --        --         5
                          --------    -----     ----   -------  ------    ------     ------        --------     -----   -------
Balance at
  December 31, 2004       $     --       27        1    33,765   4,215        12       (64)         (13,245)     (125)   24,586
                          ========    =====     ====   =======  ======    ======     ======        ========     =====   =======

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                  Years ended December 31, 2004, 2003 and 2002

                                                                                    2004*                2003*               2002*
                                                                                   -------              ------              ------
                                                                                                 amounts in millions
                                                                                                     (see note 3)
Cash flows from operating activities:
     Earnings (loss) from continuing operations                                    $   100              (1,229)             (4,481)
     Adjustments to reconcile earnings (loss) from continuing
        operations to net cash provided (used) by operating activities:
        Cumulative effect of accounting change, net of taxes                            --                  --               1,508
        Depreciation and amortization                                                  658                 394                 274
        Impairment of long-lived assets                                                 --               1,362                 103
        Stock compensation                                                              98                 (91)                (46)
        Payments of stock compensation                                                 (10)               (360)               (117)
        Noncash interest expense                                                        96                  75                  12
        Share of losses (earnings) of affiliates, net                                  (15)                 (7)                 57
        Nontemporary decline in fair value of investments                              129                  22               5,806
        Realized and unrealized losses (gains) on derivative
           instruments, net                                                          1,284                 661              (2,127)
        Losses (gains) on disposition of assets, net                                (1,406)             (1,126)                538
        Minority interests in earnings (losses) of subsidiaries                          5                  --                 (27)
        Deferred income tax expense (benefit)                                         (233)                269              (1,489)
        Other noncash charges                                                           21                  70                  19
        Changes in operating assets and liabilities, net of the effect of acquisitions and dispositions:
               Receivables                                                             (51)               (176)                (33)
               Inventory                                                              (124)                (14)                 --
               Prepaid expenses and other current assets                              (344)               (149)                (83)
               Payables and other current liabilities                                  625                 186                   9
                                                                                   -------             -------             -------
                 Net cash provided (used) by operating activities                      833                (113)                (77)
                                                                                   -------             -------             -------
Cash flows from investing activities:
     Cash proceeds from dispositions                                                   479               2,443                 981
     Premium proceeds from origination of derivatives                                  193                 763                 521
     Net proceeds from settlement of derivatives                                       322               1,172                 410
     Investments in and loans to equity affiliates                                     (30)                (48)                (65)
     Investments in and loans to cost investees                                       (930)             (2,509)               (228)
     Cash paid for acquisitions, net of cash acquired                                  (93)               (711)                (44)
     Capital expended for property and equipment                                      (177)               (151)                (91)
     Net sales of short term investments                                               272                  95                 148
     Repayments of notes receivable from LMI                                           117                  --                  --
     Other investing activities, net                                                   (14)                  9                  21
                                                                                   -------             -------             -------
           Net cash provided by investing activities                                   139               1,063               1,653
                                                                                   -------             -------             -------
Cash flows from financing activities:
     Borrowings of debt                                                                 --               4,152                 170
     Repayments of debt                                                             (1,006)             (3,073)               (726)
     Purchases of Liberty Series A common stock                                       (547)               (437)               (281)
     Repurchases of subsidiary common stock                                           (171)                 --                  --
     Proceeds from issuance of common stock                                             --                 141                 618
     Other financing activities, net                                                    37                 (42)                  2
                                                                                   -------             -------             -------
           Net cash provided (used) by financing activities                         (1,687)                741                (217)
                                                                                   -------             -------             -------

           Net cash provided to discontinued operations (note 3)                      (864)               (875)             (1,250)
                                                                                   -------             -------             -------

               Net increase (decrease) in cash and cash equivalents                 (1,579)                816                 109
               Cash and cash equivalents at beginning of year                        2,966               2,150               2,041
                                                                                   -------             -------             -------
               Cash and cash equivalents at end of year                            $ 1,387               2,966               2,150
                                                                                   =======             =======             =======

-------------
*    See note 5.

See accompanying notes to consolidated financial statements.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                        December 31, 2004, 2003 and 2002

(1)  BASIS OF PRESENTATION

     The accompanying consolidated financial statements include the accounts of Liberty Media Corporation and its controlled subsidiaries ("Liberty" or the "Company," unless the context otherwise requires). All significant intercompany accounts and transactions have been eliminated in consolidation.

     Liberty is a holding company which, through its controlling and noncontrolling ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries in the United States, Europe and Asia. In addition, companies in which Liberty owns interests are engaged in, among other things, (i) interactive commerce via the Internet, television and telephone, (ii) domestic cable and satellite broadband services, and (iii) telephony and other technology ventures. Prior to the June 7, 2004 spin off of Liberty Media International, Inc., Liberty was also engaged in international broadband distribution of video, voice and data services. See note 5.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     CASH AND CASH EQUIVALENTS

     Cash equivalents consist of investments which are readily convertible into cash and have maturities of three months or less at the time of acquisition.

     RECEIVABLES

     Receivables are reflected net of an allowance for doubtful accounts. Such allowance aggregated $65 million and $80 million at December 31, 2004 and 2003, respectively. A summary of activity in the allowance for doubtful accounts is as follows:

                                   ADDITIONS
              BALANCE     ---------------------------                    BALANCE
             BEGINNING       CHARGED                    DEDUCTIONS-        END OF
              OF YEAR      TO EXPENSE    ACQUISITIONS   WRITE-OFFS          YEAR
             ---------     ----------    ------------   -----------      ---------
                                    amounts in millions
2004            $80             20            --            (35)             65
                ===            ===           ===            ===             ===
2003            $18             16            62            (16)             80
                ===            ===           ===            ===             ===
2002            $ 6             19             1             (8)             18
                ===            ===           ===            ===             ===

     INVENTORY

     Inventory, consisting primarily of products held for sale, is stated at the lower of cost or market. Cost is determined by the average cost method, which approximates the first-in, first-out method.

     A summary of activity in the inventory obsolescence account is as follows:

                                   ADDITIONS
              BALANCE     ---------------------------                    BALANCE
             BEGINNING       CHARGED                    DEDUCTIONS-        END OF
              OF YEAR      TO EXPENSE    ACQUISITIONS   WRITE-OFFS          YEAR
             ---------     ----------    ------------   -----------      ---------
                                    amounts in millions
2004            $93             54            --            (59)             88
                ===            ===           ===            ===             ===
2003            $--             19            93            (19)             93
                ===            ===           ===            ===             ===

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     PROGRAM RIGHTS

     Prepaid program rights are amortized on a film-by-film basis over the anticipated number of exhibitions. Committed program rights and program rights payable are recorded at the estimated cost of the programs when the film is available for airing less prepayments. These amounts are amortized on a film-by-film basis over the anticipated number of exhibitions.

     INVESTMENTS

     All marketable equity and debt securities held by the Company are classified as available-for-sale and are carried at fair value ("AFS Securities"). Unrealized holding gains and losses on AFS Securities are carried net of taxes as a component of accumulated other comprehensive earnings in stockholders' equity. Realized gains and losses are determined on an average cost basis. Other investments in which the Company's ownership interest is less than 20% and are not considered marketable securities are carried at cost.

     For those investments in affiliates in which the Company has the ability to exercise significant influence, the equity method of accounting is used. Under this method, the investment, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliates as they occur rather then as dividends or other distributions are received, limited to the extent of the Company's investment in, advances to and commitments for the investee. The Company's share of net earnings or loss of affiliates also includes any other-than-temporary declines in fair value recognized during the period.

     Changes in the Company's proportionate share of the underlying equity of a subsidiary or equity method investee, which result from the issuance of additional equity securities by such subsidiary or equity investee, are recognized as increases or decreases in stockholders' equity.

     The Company continually reviews its investments to determine whether a decline in fair value below the cost basis is other than temporary ("nontemporary"). The primary factors the Company considers in its determination are the length of time that the fair value of the investment is below the Company's carrying value; and the financial condition, operating performance and near term prospects of the investee. In addition, the Company considers the reason for the decline in fair value, be it general market conditions, industry specific or investee specific; analysts' ratings and estimates of 12 month share price targets for the investee; changes in stock price or valuation subsequent to the balance sheet date; and the Company's intent and ability to hold the investment for a period of time sufficient to allow for a recovery in fair value. If the decline in fair value is deemed to be nontemporary, the cost basis of the security is written down to fair value. In situations where the fair value of an investment is not evident due to a lack of a public market price or other factors, the Company uses its best estimates and assumptions to arrive at the estimated fair value of such investment. The Company's assessment of the foregoing factors involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments. Writedowns for cost investments and AFS Securities are included in the consolidated statements of operations as nontemporary declines in fair values of investments. Writedowns for equity method investments are included in share of earnings (losses) of affiliates.

     DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

     The Company uses various derivative instruments including equity collars, narrow-band collars, put spread collars, written put and call options, bond swaps and interest rate swaps to manage fair value and cash flow risk associated with many of its investments and some of its variable rate debt. Liberty's derivative instruments are executed with counterparties who are well known major financial institutions. While Liberty believes these derivative instruments effectively manage the risks highlighted above, they are subject to counterparty credit risk. Counterparty credit risk is the risk that the counterparty is unable to perform under the terms of the derivative

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES instrument upon settlement of the derivative instrument. To protect itself against credit risk associated with these counterparties the Company generally:

     o executes its derivative instruments with several different counterparties, and

     o executes equity derivative instrument agreements which contain a provision that requires the counterparty to post the "in the money" portion of the derivative instrument into a cash collateral account for the Company's benefit, if the respective counterparty's credit rating for its senior unsecured debt were to reach certain levels, generally a rating that is below Standard & Poor's rating of A- and/or Moody's rating of A3.

     Due to the importance of these derivative instruments to its risk management strategy, Liberty actively monitors the creditworthiness of each of its counterparties. Based on its analysis, the Company currently considers nonperformance by any of its counterparties to be unlikely.

     Liberty accounts for its derivatives pursuant to Statement of Financial Accounting Standards No. 133 "ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES" ("Statement 133"). All derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized in earnings. If the derivative is not designated as a hedge, changes in the fair value of the derivative are recognized in earnings.

     During 2002, the only derivative instruments designated as hedges were the Company's equity collars, which were designated as fair value hedges. Effective December 31, 2002, the Company elected to dedesignate its equity collars as fair value hedges. Such election had no effect on the Company's financial position at December 31, 2002 or its results of operations for the year ended December 31, 2002. Subsequent to December 31, 2002, changes in the fair value of the Company's AFS Securities that previously had been reported in earnings due to the designation of equity collars as fair value hedges are reported as a component of other comprehensive earnings (loss) on the Company's consolidated balance sheet. Changes in the fair value of the equity collars continue to be reported in earnings.

     The fair value of derivative instruments is estimated using third party estimates or the Black-Scholes model. The Black-Scholes model incorporates a number of variables in determining such fair values, including expected volatility of the underlying security and an appropriate discount rate. The Company obtains volatility rates from independent sources based on the expected volatility of the underlying security over the term of the derivative instrument. The volatility assumption is evaluated annually to determine if it should be adjusted, or more often if there are indications that it should be adjusted. A discount rate is obtained at the inception of the derivative instrument and updated each reporting period based on the Company's estimate of the discount rate at which it could currently settle the derivative instrument. Considerable management judgment is required in estimating the Black-Scholes variables. Actual results upon settlement or unwinding of derivative instruments may differ materially from these estimates.

     PROPERTY AND EQUIPMENT

     Property and equipment, including significant improvements, is stated at cost. Depreciation is computed using the straight-line method using estimated useful lives of 3 to 20 years for support equipment and 10 to 40 years for buildings and improvements.

     INTANGIBLE ASSETS
     ADOPTION OF STATEMENT NO. 142

     Effective January 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE Assets ("Statement 142"). Statement 142 requires that goodwill and other intangible assets with indefinite useful lives (collectively, "indefinite lived

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES intangible assets") no longer be amortized, but instead be tested for impairment at least annually in accordance with the provisions of Statement
     142. Equity method goodwill is also no longer amortized, but continues to be considered for impairment under Accounting Principles Board Opinion No.
     18. Statement 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, ACCOUNTING FOR THE IMPAIRMENT OR DISPOSAL OF LONG-LIVED ASSETS ("Statement 144").

     Statement 142 required the Company to perform an assessment of whether there was an indication that goodwill was impaired as of the date of adoption. To accomplish this, the Company identified its reporting units and determined the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of the date of adoption. Statement 142 requires the Company to consider equity method affiliates as separate reporting units. As a result, a portion of the Company's enterprise-level goodwill balance was allocated to various reporting units which included a single equity method investment as its only asset. This allocation is performed for goodwill impairment testing purposes only and does not change the reported carrying value of the investment. However, to the extent that all or a portion of an equity method investment which is part of a reporting unit containing allocated goodwill is disposed of in the future, the allocated portion of goodwill will be relieved and included in the calculation of the gain or loss on disposal.

     The Company determined the fair value of its reporting units using independent appraisals, public trading prices and other means. The Company then compared the fair value of each reporting unit to the reporting unit's carrying amount. To the extent a reporting unit's carrying amount exceeded its fair value, the Company performed the second step of the transitional impairment test. In the second step, the Company compared the implied fair value of the reporting unit's goodwill, determined by allocating the reporting unit's fair value to all of its assets (recognized and unrecognized) and liabilities in a manner similar to a purchase price allocation, to its carrying amount, both of which were measured as of the date of adoption.

     In situations where the implied fair value of a reporting unit's goodwill was less than its carrying value, Liberty recorded a transition impairment charge. The Company recognized a $1,508 million transitional impairment loss, net of taxes of $24 million, as the cumulative effect of a change in accounting principle in 2002. The foregoing transitional impairment loss includes an adjustment of $61 million for the Company's proportionate share of transition adjustments that its equity method affiliates recorded.

     GOODWILL

         Changes in the carrying amount of goodwill for the year ended December 31, 2004 are as follows:

                                                               STARZ
                                                            ENTERTAINMENT
                                            QVC, INC.         GROUP LLC          OTHER(3)           TOTAL
                                            ---------       -------------        --------           ------
                                                                    amounts in millions
     Balance at December 31, 2003            $3,889             1,383             1,508              6,780
         Acquisitions(1)                         39                --                --                 39
         Other(2)                               120                --                (1)               119
                                             ------            ------            ------             ------
     Balance at December 31, 2004            $4,048             1,383             1,507              6,938
                                             ======            ======            ======             ======

        -------------
     (1) During the year ended December 31, 2004, QVC, Inc. ("QVC") completed the buyout of a minority partner for aggregate cash consideration of $92 million. In connection with this

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES buyout, QVC recorded additional goodwill of $39 million, which represents the excess of the purchase price over the carrying value of the minority interest.

     (2) Other activity for QVC relates primarily to the repurchase of QVC stock held by employees of QVC. The differences between the carrying value of the minority interest acquired and the purchase price is recorded as goodwill.

     (3) As noted above, the Company's enterprise-level goodwill of $1,377 million is allocable to reporting units, whether they are consolidated subsidiaries or equity method investments. Total enterprise-level goodwill at December 31, 2004, which is included in Other, is allocated as follows (amounts in millions).

                                                                   ALLOCABLE
          ENTITY                                                   GOODWILL
          ------                                                   ---------
          QVC                                                       $1,220
          Courtroom Television Network, LLC ("Court TV")               124
          GSN, LLC ("GSN")                                              17
          Other                                                         16
                                                                    ------
                                                                    $1,377
                                                                    ======

     Starz Entertainment Group LLC ("Starz Entertainment") obtained an independent third party valuation in connection with its 2003 annual year-end evaluation of the recoverability of its goodwill. The result of this valuation, which was based on a discounted cash flow analysis of projections prepared by the management of Starz Entertainment, indicated that the fair value of this reporting unit was less than its carrying value. This reporting unit fair value was then used to calculate an implied value of the goodwill (including $1,195 million of allocated enterprise-level goodwill) related to Starz Entertainment. The $1,352 million excess of the carrying amount of the goodwill over its implied value was recorded as an impairment charge in the fourth quarter of 2003. The reduction in the value of Starz Entertainment reflected in the third party valuation is believed to be attributable to a number of factors. Those factors include the reliance placed in that valuation on projections by management reflecting a lower rate of revenue growth compared to earlier projections based, among other things, on the possibility that revenue growth may be negatively affected by (1) a reduction in the rate of growth in total digital video subscribers and in the subscription video on demand business as a result of cable operators' increased focus on the marketing and sale of other services, such as high speed Internet access and telephony, and the uncertainty as to the success of marketing efforts by distributors of Starz Entertainment's services and (2) lower per subscriber rates under a new affiliation agreement with Comcast.

     In August 2002, Liberty purchased 38% of the common equity and 85% of the voting power of OpenTV Corp. ("OpenTV"), which when combined with Liberty's previous ownership interest in OpenTV, brought Liberty's total ownership to 41% of the equity and 86% of the voting power of OpenTV. During the period between the execution of the purchase agreement in May 2002 and the consummation of the acquisition in August 2002, OpenTV disclosed that it was lowering its revenue and cash flow projections for 2002 and extending the time before it would be cash flow positive. As a result, OpenTV wrote off all of its separately recorded goodwill. In light of the announcement by OpenTV and the adverse impact on its stock price, as well as other negative factors arising in its industry sector, Liberty determined that the goodwill initially recorded in purchase accounting ($92 million) was not recoverable. This assessment is supported by an appraisal performed by an independent third party. Accordingly, Liberty recorded an impairment charge for the entire amount of the goodwill during the third quarter of 2002. In addition to the goodwill impairment related to OpenTV, the Company recorded 2002 impairments of $11 million related to other consolidated subsidiaries.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     INTANGIBLE ASSETS SUBJECT TO AMORTIZATION

     Intangible assets subject to amortization are comprised of the following:

                                                 DECEMBER 31, 2004                          DECEMBER 31, 2003
                                   ----------------------------------------      --------------------------------------
                                     GROSS                           NET          GROSS                          NET
                                   CARRYING     ACCUMULATED       CARRYING       CARRYING     ACCUMULATED      CARRYING
                                     AMOUNT     AMORTIZATION       AMOUNT         AMOUNT      AMORTIZATION      AMOUNT
                                   --------     ------------      --------       --------     ------------     --------
                                                                     amounts in millions
     Distribution rights            $2,618           (589)          2,029          2,580           (375)          2,205
     Customer relationships          2,347           (224)          2,123          2,336            (56)          2,280
     Other                             622           (338)            284            577           (247)            330
                                    ------         ------          ------         ------         ------          ------
     Total                          $5,587         (1,151)          4,436          5,493           (678)          4,815
                                    ======         ======          ======         ======         ======          ======

     Amortization of intangible assets with finite useful lives was $486 million, $267 million and $175 million for the years ended December 31, 2004, 2003 and 2002, respectively. Based on its current amortizable intangible assets, Liberty expects that amortization expense will be as follows for the next five years (amounts in millions):

                  2005                            $   468
                  2006                            $   434
                  2007                            $   390
                  2008                            $   358
                  2009                            $   337

     IMPAIRMENT OF LONG-LIVED ASSETS

     Statement 144 requires that the Company periodically review the carrying amounts of its property and equipment and its intangible assets (other than goodwill) to determine whether current events or circumstances indicate that such carrying amounts may not be recoverable. If the carrying amount of the asset is greater than the expected undiscounted cash flows to be generated by such asset, an impairment adjustment is to be recognized. Such adjustment is measured by the amount that the carrying value of such assets exceeds their fair value. The Company generally measures fair value by considering sale prices for similar assets or by discounting estimated future cash flows using an appropriate discount rate. Considerable management judgment is necessary to estimate the fair value of assets. Accordingly, actual results could vary significantly from such estimates. Assets to be disposed of are carried at the lower of their financial statement carrying amount or fair value less costs to sell.

     MINORITY INTERESTS

     Recognition of minority interests' share of losses of subsidiaries is generally limited to the amount of such minority interests' allocable portion of the common equity of those subsidiaries. Further, the minority interests' share of losses is not recognized if the minority holders of common equity of subsidiaries have the right to cause the Company to repurchase such holders' common equity.

     FOREIGN CURRENCY TRANSLATION

     The functional currency of the Company is the United States ("U.S.") dollar. The functional currency of the Company's foreign operations generally is the applicable local currency for each foreign subsidiary and foreign equity method investee. Assets and liabilities of foreign subsidiaries and foreign equity investees are translated at the spot rate in effect at the applicable reporting date, and the consolidated statements of operations and the Company's share of the results of operations of its foreign equity affiliates are translated at the average exchange rates in effect during the applicable period. The resulting unrealized cumulative translation adjustment, net of applicable income taxes, is recorded as a component of accumulated other comprehensive earnings in stockholders' equity.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     Transactions denominated in currencies other than the functional currency are recorded based on exchange rates at the time such transactions arise. Subsequent changes in exchange rates result in transaction gains and losses which are reflected in the accompanying consolidated statements of operations and comprehensive earnings as unrealized (based on the applicable period-end exchange rate) or realized upon settlement of the transactions.

     REVENUE RECOGNITION

     Revenue is recognized as follows:

     o Revenue from electronic retail sales is recognized at the time of shipment to customers. An allowance for returned merchandise is provided as a percentage of sales based on historical experience. The total reduction in sales due to returns for the year ended December 31, 2004 and the four months ended December 31, 2003 aggregated $1,089 million and $340 million, respectively.

     o Programming revenue is recognized in the period during which programming is provided, pursuant to affiliation agreements.

     o Revenue from sales and licensing of software and related service and maintenance is recognized pursuant to Statement of Position No. 97-2 "SOFTWARE REVENUE RECOGNITION." For multiple element contracts with vendor specific objective evidence, the Company recognizes revenue for each specific element when the earnings process is complete. If vendor specific objective evidence does not exist, revenue is deferred and recognized on a straight-line basis over the term of the maintenance period.

     o Distribution revenue is recognized in the period that services are rendered.

     COST OF SALES--ELECTRONIC RETAILING

     Cost of sales primarily includes actual product cost, provision for obsolete inventory, buying allowances received from suppliers, shipping and handling costs and warehouse costs.

     ADVERTISING COSTS

     Advertising costs generally are expensed as incurred. Advertising expense aggregated $49 million, $19 million and $37 million for the years ended December 31, 2004, 2003 and 2002, respectively. Co-operative marketing costs are recognized as advertising expense to the extent an identifiable benefit is received and fair value of the benefit can be reasonably measured. Otherwise, such costs are recorded as a reduction of revenue.

     STOCK BASED COMPENSATION

     As more fully described in note 13, the Company has granted to its employees options, stock appreciation rights ("SARs") and options with tandem SARs to purchase shares of Liberty Series A and Series B common stock. The Company accounts for these grants pursuant to the recognition and measurement provisions of Accounting Principles Board Opinion No. 25, "ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES" ("APB Opinion No. 25"). Under these provisions, options are accounted for as fixed plan awards and no compensation expense is recognized because the exercise price is equal to the market price of the underlying common stock on the date of grant; whereas options with tandem SARs are accounted for as variable plan awards unless there is a significant disincentive for employees to exercise the SAR feature. Compensation for variable plan awards is recognized based upon the percentage of the options that are vested and the difference between the market price of the underlying common stock and the exercise price of the options at the balance sheet date. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of Statement of Financial Accounting Standards No. 123, "ACCOUNTING FOR STOCK-BASED COMPENSATION," ("Statement 123") to its options. Compensation expense for SARs and options with tandem SARs

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES is the same under APB Opinion No. 25 and Statement 123. Accordingly, no pro forma adjustment for such awards is included in the following table.


                                                                                              YEARS ENDED DECEMBER 31,
                                                                                     ------------------------------------------
                                                                                      2004              2003             2002
                                                                                     -------          -------          --------
                                                                                               amounts in millions,
                                                                                             except per share amounts

     Earnings (loss) from continuing operations                                      $   100           (1,229)           (2,973)
         Add stock compensation as determined under the
            intrinsic value method, net of taxes                                           2                2                --
         Deduct stock compensation as determined under the
            fair value method, net of taxes                                              (44)             (49)              (78)
                                                                                     -------          -------          --------
     Pro forma earnings (loss) from continuing operations                            $    58           (1,276)           (3,051)
                                                                                     =======          =======          ========

     Basic and diluted earnings (loss) from continuing operations per share:
         As reported                                                                 $   .04             (.44)            (1.15)
         Pro forma                                                                   $   .02             (.46)            (1.18)

     Agreements that require Liberty to reacquire interests in subsidiaries held by officers and employees in the future are marked-to-market at the end of each reporting period with corresponding adjustments being recorded to stock compensation expense.

     EARNINGS (LOSS) PER COMMON SHARE

     Basic earnings (loss) per common share ("EPS") is computed by dividing net earnings (loss) by the weighted average number of common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of potential common shares as if they had been converted at the beginning of the periods presented. The basic EPS calculation is based on 2,856 million weighted average shares outstanding for the year ended December 31, 2004. The diluted EPS calculation for 2004 includes 14 million potential common shares. However, due to the relative insignificance of these dilutive securities, their inclusion does not impact the EPS amount as reported in the accompanying consolidated statement of operations. Excluded from diluted earnings per share for the years ended December 31, 2004, 2003 and 2002, are 72 million, 84 million and 78 million potential common shares because their inclusion would be anti-dilutive.

     RECLASSIFICATIONS

     Certain prior period amounts have been reclassified for comparability with the 2004 presentation.

     ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Liberty considers (i) the estimate of the fair value of its long-lived assets (including goodwill) and any resulting impairment charges, (ii) its accounting for income taxes, (iii) the fair value of its derivative instruments and (iv) its assessment of nontemporary declines in value of its investments to be its most significant estimates.

     Liberty holds a significant number of investments that are accounted for using the equity method. Liberty does not control the decision making process or business management practices of these affiliates. Accordingly, Liberty relies on management of these affiliates to provide it with accurate financial information prepared in accordance with GAAP that Liberty uses in the application of the equity method. In addition, Liberty relies on audit reports that are provided by

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES the affiliates' independent auditors on the financial statements of such affiliates. The Company is not aware, however, of any errors in or possible misstatements of the financial information provided by its equity affiliates that would have a material effect on Liberty's consolidated financial statements.

     RECENT ACCOUNTING PRONOUNCEMENTS

     In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 (revised 2004), "SHARE-BASED PAYMENTS" ("Statement 123R"). Statement 123R, which is a revision of Statement 123 and supersedes APB Opinion No. 25, establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services, primarily focusing on transactions in which an entity obtains employee services. Statement 123R generally requires companies to measure the cost of employee services received in exchange for an award of equity instruments (such as stock options and restricted stock) based on the grant-date fair value of the award, and to recognize that cost over the period during which the employee is required to provide service (usually the vesting period of the award). Statement 123R also requires companies to measure the cost of employee services received in exchange for an award of liability instruments (such as stock appreciation rights) based on the current fair value of the award, and to remeasure the fair value of the award at each reporting date.

     Public companies, such as Liberty, are required to adopt Statement 123R as of the beginning of the first interim period that begins after June 15, 2005. The provisions of Statement 123R will affect the accounting for all awards granted, modified, repurchased or cancelled after July 1, 2005. The accounting for awards granted, but not vested, prior to July 1, 2005 will also be impacted. The provisions of Statement 123R allow companies to adopt the standard on a prospective basis or to restate all periods for which Statement 123 was effective. Liberty expects to adopt Statement 123R on a prospective basis, and will include in its financial statements for periods that begin after June 15, 2005 pro forma information as though the standard had been adopted for all periods presented.

     While Liberty has not yet quantified the impact of adopting Statement 123R, it believes that such adoption could have a significant impact on its operating income and net earnings in the future.

(3)  SUPPLEMENTAL DISCLOSURES TO CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                             YEARS ENDED DECEMBER 31,
                                                                     --------------------------------------
                                                                      2004            2003            2002
                                                                     ------          ------          ------
                                                                               amounts in millions
     Cash paid for acquisitions:
         Fair value of assets acquired                               $   85           9,996             424
         Net liabilities assumed                                         (2)           (968)            (57)
         Long-term debt issued                                           --          (4,000)             --
         Deferred tax liability                                          --          (1,612)            (14)
         Minority interest                                               10             (49)           (114)
         Common stock issued                                             --          (2,656)           (195)
                                                                     ------          ------          ------
            Cash paid for acquisitions, net of cash acquired         $   93             711              44
                                                                     ======          ======          ======

     Cash paid for interest                                          $  515             400             362
                                                                     ======          ======          ======

     Cash paid for income taxes                                      $   50              56              --
                                                                     ======          ======          ======

Cash provided to discontinued operations is comprised of the following activities:

                                                                             YEARS ENDED DECEMBER 31,
                                                                     --------------------------------------
                                                                      2004            2003            2002
                                                                     ------          ------          ------
                                                                               amounts in millions
     Cash provided by operating activities                          $   216             101              75
     Cash used by investing activities                                 (247)           (536)         (1,260)
     Cash provided (used) by financing activities                       996            (430)            (81)
     Change in available cash held by discontinued operations        (1,829)            (10)             16
                                                                    -------          ------          ------
     Net cash provided to discontinued operations                   $  (864)           (875)         (1,250)
                                                                    =======          ======          ======

(4)  ACQUISITION OF CONTROLLING INTEREST IN QVC, INC.

     On September 17, 2003, Liberty completed its acquisition of Comcast Corporation's ("Comcast") approximate 56.5% ownership interest in QVC for an aggregate purchase price of approximately $7.9 billion. QVC markets and sells a wide variety of consumer products in the U.S. and several foreign countries primarily by means of televised shopping programs on the QVC networks and via the Internet through its domestic and international websites. Prior to the closing, Liberty

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES owned approximately 41.7% of QVC. Subsequent to the closing, Liberty owned approximately 98% of QVC's outstanding shares, and the remaining shares of QVC are held by members of the QVC management team.

     Liberty's purchase price for QVC was comprised of 217.7 million shares of Liberty's Series A common stock valued, for accounting purposes, at $2,555 million, Floating Rate Senior Notes due 2006 in an aggregate principal amount of $4,000 million (the "Floating Rate Notes") and approximately $1,358 million in cash (including acquisition costs). The foregoing value of the Series A common stock issued was based on the average closing price for such stock for the five days surrounding July 3, 2003, which was the date that Liberty announced that it had reached an agreement with Comcast to acquire Comcast's interest in QVC. Substantially all of the cash component of the purchase price was funded with the proceeds from the Company's issuance of its 3.50% Senior Notes due 2006 in the aggregate principal amount of $1.35 billion.

     Subsequent to the closing, QVC is a consolidated subsidiary of Liberty. For financial reporting purposes, the acquisition is deemed to have occurred on September 1, 2003, and since that date QVC's results of operations have been consolidated with Liberty's. Prior to its acquisition of Comcast's interest, Liberty accounted for its investment in QVC using the equity method of accounting. Liberty has recorded the acquisition of QVC as a step acquisition, and accordingly, QVC's assets and liabilities have been recorded at amounts equal to (1) 56.5% of estimated fair value at the date of acquisition plus (2) 43.5% of historical cost. The $2,048 million excess of the purchase price over the estimated fair value of 56.5% of QVC's assets and liabilities combined with Liberty's historical equity method goodwill of $1,848 million has been recorded as goodwill in the accompanying consolidated balance sheet. The excess of the purchase price for Comcast's interest in QVC over the estimated fair value of QVC's assets and liabilities is attributable to the following: (i) QVC's position as a market leader in its industry, (ii) QVC's ability to generate significant cash from operations and Liberty's ability to obtain access to such cash, and (iii) QVC's perceived significant international growth opportunities.

     Liberty's total investment in QVC of $10,717 million is comprised of $2,804 million attributable to its historical equity method investment and $7,913 million representing the purchase price for Comcast's interest. This total investment has been allocated based on a third party appraisal to QVC's assets and liabilities as follows (amounts in millions):

          Current assets, including cash and cash equivalents of $632 million         $  1,764
          Property and equipment                                                           631
          Intangible assets subject to amortization:
             Customer relationships(1)                                                   2,336
             Cable and satellite television distribution rights(1)                       2,022
          Intangible assets not subject to amortization:

             Trademarks                                                                  2,385
             Goodwill                                                                    3,896
          Other assets                                                                     269
          Liabilities                                                                     (888)
          Minority interest                                                               (101)
          Deferred income taxes                                                         (1,597)
                                                                                      --------
                                                                                      $ 10,717
                                                                                      ========

          -----------------
          (1) Customer relationships are being amortized over 10-14 years. Cable and satellite television distribution rights are being amortized primarily over 14 years.

     The following unaudited pro forma information for Liberty and its consolidated subsidiaries for the year ended December 31, 2003 was prepared assuming the acquisition of QVC occurred on January 1, 2003. These pro forma amounts are not necessarily indicative of operating results

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES that would have occurred if the QVC acquisition had occurred on January 1, 2003 (amounts in millions, except per share amounts)

                  Revenue                                                         $      6,145
                  Loss from continuing operations                                 $     (1,182)
                  Net loss                                                        $     (1,175)
                  Loss per common share                                           $       (.41)

(5)  DISCONTINUED OPERATIONS

     SPIN OFF OF LIBERTY MEDIA INTERNATIONAL, INC.

     On June 7, 2004 (the "Spin Off Date"), Liberty completed the spin off (the "LMI Spin Off") of its wholly-owned subsidiary, Liberty Media International, Inc. ("LMI"), to its shareholders. Substantially all of the assets and businesses of LMI were attributed to Liberty's International Group segment. In connection with the LMI Spin Off, holders of Liberty common stock on June 1, 2004 (the "LMI Record Date") received 0.05 of a share of LMI Series A common stock for each share of Liberty Series A common stock owned at 5:00 pm, New York City time, on the LMI Record Date and 0.05 of a share of LMI Series B common stock for each share of Liberty Series B common stock owned at 5:00 pm, New York City time, on the LMI Record Date. The LMI Spin Off is intended to qualify as a tax-free spin off. For accounting purposes, the LMI Spin Off is deemed to have occurred on June 1, 2004, and no gain or loss was recognized by Liberty in connection with the LMI Spin Off.

     In addition to the assets in Liberty's International Group operating segment, Liberty also contributed certain monetary assets to LMI in connection with the LMI Spin Off. These monetary assets consisted of $50 million in cash, 5 million American Depository Shares for preferred, limited voting ordinary shares of News Corporation ("News Corp.") and related derivatives, and a 99.9% economic interest in 345,000 shares of preferred stock of ABC Family Worldwide, Inc.

     Summarized combined financial information for LMI is as follows:

     COMBINED BALANCE SHEETS

                                              MAY 31,        DECEMBER 31,
                                              2004(1)            2003
                                              -------        ------------
                                                  amounts in millions

     Cash                                     $ 1,819              13
     Current assets                               542              18
     Equity investments                         1,914           1,741
     Cost investments                           1,201             450
     Property and equipment, net                3,221              98
     Goodwill and franchise costs               2,628             689
     Deferred tax assets                           --             458
     Other assets                                 468              84
                                              -------         -------
         Total assets                         $11,793           3,551
                                              =======         =======

     Current liabilities                      $ 1,170              83
     Note payable to Liberty                      117              --
     Long term debt                             4,211              42
     Deferred income tax liabilities              511              --
     Other liabilities                            267               8
     Minority interests                         1,061              --
     Equity                                     4,456           3,418
                                              -------         -------
         Total liabilities and equity         $11,793           3,551
                                              =======         =======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     COMBINED STATEMENTS OF OPERATIONS

                                                                   FIVE MONTHS         YEARS ENDED
                                                                      ENDED             DECEMBER 31,
                                                                     MAY 31,        ---------------------
                                                                      2004(1)        2003           2002
                                                                   ----------       ------         ------
                                                                              amounts in millions
     Revenue                                                         $ 956            109            104
     Operating, selling, general and administrative expenses          (682)           (94)           (81)
     Depreciation and amortization                                    (368)           (16)           (13)
     Impairment of long-lived assets                                    --             --            (46)
                                                                     -----          -----          -----
         Operating loss                                                (94)            (1)           (36)

     Other income (expense)                                            (54)            50           (490)
     Income tax benefit (expense)                                      (30)           (28)           178
     Minority interests                                                 92             --             --
                                                                     -----          -----          -----
          Earnings (loss) before cumulative effect of
             accounting change                                         (86)            21           (348)
     Cumulative effect of accounting change                             --             --           (238)
                                                                     -----          -----          -----
          Net earnings (loss)                                        $ (86)            21           (586)
                                                                     =====          =====          =====

     -------------------
     (1) LMI's financial position and results of operations for the five months ended May 31, 2004 include UnitedGlobalCom, Inc., which was consolidated beginning January 1, 2004.

     Following the LMI Spin Off, LMI and Liberty operate independently, and neither has any stock ownership, beneficial or otherwise, in the other. In connection with the LMI Spin Off, LMI and Liberty entered into certain agreements in order to govern certain of the ongoing relationships between Liberty and LMI after the LMI Spin Off and to provide for an orderly transition. These agreements include a Reorganization Agreement, a Facilities and Services Agreement, a Tax Sharing Agreement and a Short-Term Credit Facility.

     The Reorganization Agreement provides for, among other things, the principal corporate transactions required to effect the LMI Spin Off and cross indemnities. Pursuant to the Facilities and Services Agreement, Liberty provides LMI with office space and certain general and administrative services including legal, tax, accounting, treasury, engineering and investor relations support. LMI reimburses Liberty for direct, out-of-pocket expenses incurred by Liberty in providing these services and for LMI's allocable portion of facilities costs and costs associated with any shared services or personnel.

     Under the Tax Sharing Agreement, Liberty generally is responsible for U.S. federal, state and local and foreign income taxes owing with respect to consolidated returns which include both Liberty and LMI. LMI is responsible for all other taxes with respect to returns which include LMI, but do not include Liberty whether accruing before, on or after the LMI Spin Off. The Tax Sharing Agreement requires that LMI will not take, or fail to take, any action where such action, or failure to act, would be inconsistent with or prohibit the LMI Spin Off from qualifying as a tax-free transaction. Moreover, LMI has indemnified Liberty for any loss resulting from such action or failure to act, if such action or failure to act precludes the LMI Spin Off from qualifying as a tax-free transaction.

     Pursuant to the Short-Term Credit Facility, Liberty agreed to make loans to LMI from time to time up to an aggregate principal amount of $383 million. In addition, certain subsidiaries of LMI had notes payable to Liberty in the aggregate amount of $117 million at the date of the LMI Spin Off. During the third quarter of 2004, LMI completed a rights offering, and used a portion of the cash

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES proceeds to repay all principal and accrued interest due under the notes payable and Short-Term Credit Facility. Subsequent to this repayment, the Short-Term Credit Facility was terminated.

     SPIN OFF OF DISCOVERY HOLDING COMPANY ("DHC")

     During the first quarter of 2005, the Board of Directors of Liberty approved a resolution to spin off (the "DHC Spin Off") the capital stock of DHC to the holders of Liberty Series A and Series B common stock. The DHC Spin Off was completed on July 21, 2005 (the "DHC Spin Off Date") and was effected as a dividend by Liberty to holders of its Series A and Series B common stock of shares of DHC Series A and Series B common stock, respectively. Holders of Liberty common stock on July 15, 2005 received
     0.10 of a share of DHC Series A common stock for each share of Liberty Series A common stock owned and 0.10 of a share of DHC Series B common stock for each share of Liberty Series B common stock owned. The DHC Spin Off did not involve the payment of any consideration by the holders of Liberty common stock and is intended to qualify as a tax-free transaction. At the time of the DHC Spin Off, DHC's assets were comprised of Liberty's 100% ownership interest in Ascent Media Group, LLC ("Ascent Media"), Liberty's 50% ownership interest in Discovery Communications, Inc. ("Discovery") and $200 million in cash. Summarized combined financial information for DHC (excluding the $200 million cash contribution) is as follows:

     COMBINED BALANCE SHEETS

                                                  DECEMBER 31,
                                              ---------------------
                                               2004           2003
                                              ------         ------
                                               amounts in millions
     Cash and cash equivalents                $   22              8
     Other current assets                        178            123
     Equity investments                        2,950          2,868
     Property and equipment, net                 259            258
     Goodwill                                  2,135          2,131
     Other assets                                 21             10
                                              ------         ------
         Total assets                         $5,565          5,398
                                              ======         ======

     Current liabilities                      $  108             61
     Deferred income tax liabilities           1,021            949
     Other liabilities                            25             22
     Equity                                    4,411          4,366
                                              ------         ------
         Total liabilities and equity         $5,565          5,398
                                              ======         ======

     COMBINED STATEMENTS OF OPERATIONS

                                                                              YEARS ENDED DECEMBER 31,
                                                                       -----------------------------------
                                                                        2004           2003           2002
                                                                       -----          -----          -----
                                                                                amounts in millions
     Revenue                                                           $ 631            508            538
     Operating, selling, general and administrative expenses            (536)          (436)          (452)
     Depreciation and amortization                                       (78)           (71)           (68)
     Impairment                                                           --             --            (84)
                                                                       -----          -----          -----
        Operating income (loss)                                           17              1            (66)

     Share of earnings (losses) of affiliates                             82             38            (32)
     Other, net                                                            1            (23)           (22)
     Income tax benefit (expense)                                        (39)           (12)            31
                                                                       -----          -----          -----
        Earnings (loss) before cumulative effect of accounting
            change                                                        61              4            (89)
     Cumulative effect of accounting change                               --             --            (20)
                                                                       -----          -----          -----
        Net earnings (loss)                                            $  61              4           (109)
                                                                       =====          =====          =====


                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     DMX MUSIC

     During the fourth quarter of 2004, the executive committee of the board of directors of Liberty approved a plan to dispose of Liberty's approximate 56% ownership interest in Maxide Acquisition, Inc. (d/b/a DMX Music, "DMX"). DMX is principally engaged in programming, distributing and marketing digital and analog music services to homes and businesses and was included in Liberty's Networks Group operating segment. On February 14, 2005, DMX commenced proceedings under Chapter 11 of the United States Bankruptcy Code. As a result of marketing efforts conducted prior to the bankruptcy filing, DMX has entered into an arrangement, subject to the approval by the Bankruptcy Court, to sell substantially all of its operating assets to an independent third party. Other prospective buyers will have an opportunity to submit offers to purchase all or a portion of those assets by a date to be determined by the Bankruptcy Court. After competitive bids, if any, have been submitted, Liberty expects that the Bankruptcy Court will make a determination as to the appropriate buyer, and the operating assets of DMX will be sold. In connection with its decision to dispose of its ownership interest, Liberty recognized a $23 million impairment loss to write down the carrying value of the net assets of DMX to their estimated fair value based upon the aforementioned arrangement to sell the assets. Such loss has been included in loss from discontinued operations in the accompanying consolidated financial statements.

     The consolidated financial statements and accompanying notes of Liberty have been revised to reflect LMI, DHC and DMX as discontinued operations. Accordingly, the assets and liabilities, revenue, costs and expenses, and cash flows of LMI, DHC and DMX have been excluded from the respective captions in the accompanying consolidated balance sheets, statements of operations, statements of comprehensive earnings (loss) and statements of cash flows and have been reported separately in such consolidated financial statements.

(6)  INVESTMENTS IN AVAILABLE-FOR-SALE SECURITIES AND OTHER COST INVESTMENTS

     Investments in AFS Securities, which are recorded at their respective fair market values, and other cost investments are summarized as follows:

                                                                  DECEMBER 31,
                                                            --------------------------
                                                              2004              2003
                                                            --------          --------
                                                               amounts in millions
     News Corp.(1)                                          $  9,667             7,633
     IAC/InterActiveCorp ("IAC")                               3,824             4,697
     Time Warner Inc. ("Time Warner")(2)                       3,330             3,080
     Sprint Corporation ("Sprint")                             2,342             1,134
     Motorola(3)                                               1,273             1,068
     Viacom, Inc. ("Viacom")                                     552               674
     Other AFS equity securities(4)                              471               382
     Other AFS debt securities(1)(5)                             304               985
     Other cost investments and related receivables               87               178
                                                            --------          --------
                                                              21,850            19,831
         Less short-term investments                              (3)             (265)
                                                            --------          --------
                                                            $ 21,847            19,566
                                                            ========          ========

     -----------
     (1) Certain of Liberty's News Corp. ADSs and other AFS debt securities were contributed to LMI in connection with the Spin Off. See note 5.

     (2) Includes $176 million of shares pledged as collateral for share borrowing arrangements at December 31, 2004.

     (3) Includes $654 million and $533 million of shares pledged as collateral for share borrowing arrangements at December 31, 2004 and 2003, respectively.

     (4) Includes $77 million of shares pledged as collateral for share borrowing arrangements at December 31, 2004.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     (5) At December 31, 2004, other AFS debt securities include $276 million of investments in third-party marketable debt securities held by Liberty parent. At December 31, 2003, such investments aggregated $560 million.

     NEWS CORP.

     Effective October 14, 2003, pursuant to a put/call arrangement with News Corp., Liberty acquired $500 million of American Depository Shares ("ADSs") for News Corp. preferred limited voting shares at $21.50 per ADR. In addition during 2003, Liberty sold certain of its News Corp. non-voting ADSs in the open market and purchased voting News Corp. ADSs in the open market. Liberty recognized a pre-tax gain of $236 million on the sale of its non-voting ADSs. In early 2004, Liberty purchased additional voting ADSs and sold additional non-voting ADSs in the open market and recorded a pre-tax gain of $134 million. On a net basis, Liberty effectively exchanged
     21.2 million non-voting ADSs and $693 million in cash for 48 million voting ADSs, taking into account proceeds from sales of, and unwinding of collars on, non-voting News Corp. ADSs.

     In the fourth quarter of 2004, News Corp. reincorporated as a U.S. corporation and effected a reverse stock split by exchanging one share of newly issued voting stock ("NWS") or non-voting stock ("NWSA") for every two outstanding ADRs. In November 2004, Liberty entered into total return equity swaps with a financial institution with respect to 92 million shares of NWS. Pursuant to the terms of the swap, the financial institution acquired the 92 million shares of NWS for Liberty's benefit for a weighted average strike price of $17.48 (the "Strike Price"). The swaps also provided for (1) the obligation of the financial institution to pay Liberty an amount equal to the number of shares times any increase in the per-share price of NWS above the Strike Price and (2) the obligation of Liberty to pay the institution any decrease in the per-share price of NWS below the Strike Price. In December 2004, Liberty elected to terminate the swaps. In connection with such termination, Liberty delivered 86.9 million shares of NWSA with a fair market value of $1,608 million in exchange for the 92 million shares of NWS with a fair market value of $1,749 million. Accordingly, Liberty recognized a pre-tax gain on the swap transaction of $141 million, which is included in realized and unrealized gains on financial instruments and a pre-tax gain on the exchange of NWSA for NWS of $710 million, which is included in gains on dispositions. Subsequent to the completion of this transaction, Liberty has an approximate 17% economic interest and an approximate 18% voting interest in News Corp.

     VIVENDI UNIVERSAL ("VIVENDI") AND IAC/INTERACTIVECORP

     Prior to May 7, 2002, Liberty held various interests in IAC that were accounted for using the equity method. IAC owned and operated businesses in cable programming, television production, electronic retailing, ticketing operations and Internet services.

     On May 7, 2002, Liberty, IAC, and Vivendi entered into a series of transactions which effectively resulted in Liberty exchanging 25 million shares of IAC, its indirect interests in certain of IAC's cable programming businesses and its 30% interest in multiThematiques S.A. for 37.4 million Vivendi ordinary shares, which at the date of the transaction had an aggregate fair value of $1,013 million. Liberty recognized a loss of $817 million based on the difference between the fair value of the Vivendi shares received and the carrying value of the assets relinquished, including enterprise-level goodwill of $514 million which had been allocated to the reporting unit holding the IAC interests.

     During the year ended December 31, 2003 and pursuant to contractual pre-emptive rights, Liberty acquired an aggregate 48.7 million shares of IAC for cash consideration of $1,166 million. At December 31, 2004, Liberty owns approximately 20% of IAC common stock representing an approximate 47% voting interest. However, due to certain governance arrangements which limit its ability to exert significant influence over IAC, Liberty has accounted for this investment as an AFS Security. Liberty's approximate 3% ownership interest in Vivendi was also accounted for as an AFS Security following the May 7, 2002 transaction. During the fourth quarter of 2003,

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     Liberty sold all of its shares of Vivendi common stock in the open market for aggregate cash proceeds of $838 million and recognized a $262 million gain (before tax expense of $102 million).

     NONTEMPORARY DECLINES IN FAIR VALUE OF INVESTMENTS

     During the years ended December 31, 2004, 2003 and 2002, Liberty determined that certain of its AFS Securities and cost investments experienced nontemporary declines in value. The primary factors considered by Liberty in determining the timing of the recognition for the majority of these impairments was the length of time the investments traded below Liberty's cost bases and the lack of near-term prospects for recovery in the stock prices. As a result, the carrying amounts of such investments were adjusted to their respective fair values based primarily on quoted market prices at the balance sheet date. These adjustments are reflected as nontemporary declines in fair value of investments in the consolidated statements of operations. Nontemporary declines in value recorded in 2002 related primarily to Liberty's investments in Time Warner Inc., News Corporation and Sprint Corporation. Nontemporary declines in value in 2004 and 2003 were not significant.

     UNREALIZED HOLDINGS GAINS AND LOSSES

     Unrealized holding gains and losses related to investments in AFS Securities are summarized below.

                                                   DECEMBER 31, 2004            DECEMBER 31, 2003
                                              --------------------------    --------------------------
                                                EQUITY           DEBT         EQUITY           DEBT
                                              SECURITIES      SECURITIES    SECURITIES      SECURITIES
                                              ----------      ----------    ----------      -----------
                                                                 amounts in millions
     Gross unrealized holding gains            $7,292              19          5,779              1
     Gross unrealized holding losses           $  (15)             --             --             --

     Management estimates that the fair market value of all of its other cost investments approximated $151 million and $405 million at December 31, 2004 and 2003, respectively. Management calculates market values of its other cost investments using a variety of approaches including multiple of cash flow, discounted cash flow model, per subscriber value, or a value of comparable public or private businesses. No independent appraisals were conducted for those cost investment assets.

(7)  DERIVATIVE INSTRUMENTS

     The Company's derivative instruments are summarized as follows:


                                                                      DECEMBER 31,
                                                                 ------------------------
     TYPE OF DERIVATIVE                                           2004             2003
     ------------------                                          -------          -------
                                                                    amounts in millions
     ASSETS
          Equity collars                                         $ 2,016            3,358
          Put spread collars                                         291              331
          Other                                                      121              101
                                                                 -------          -------
             Total                                                 2,428            3,790
          Less current portion                                      (827)            (543)
                                                                 -------          -------
                                                                 $ 1,601            3,247
                                                                 =======          =======
     LIABILITIES
          Exchangeable debenture call option obligations         $ 1,102              990
          Put options                                                445              772
          Equity collars                                             398              293
          Borrowed shares                                            907              533
          Other                                                      139               22
                                                                 -------          -------
             Total                                                 2,991            2,610
          Less current portion                                    (1,179)            (854)
                                                                 -------          -------
                                                                 $ 1,812            1,756
                                                                 =======          =======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     EQUITY COLLARS, NARROW-BAND COLLARS, PUT SPREAD COLLARS AND PUT OPTIONS

     The Company has entered into equity collars, narrow-band collars, put spread collars, written put and call options and other financial instruments to manage market risk associated with its investments in certain marketable securities. These instruments are recorded at fair value based on option pricing models. Equity collars provide the Company with a put option that gives the Company the right to require the counterparty to purchase a specified number of shares of the underlying security at a specified price (the "Company Put Price") at a specified date in the future. Equity collars also provide the counterparty with a call option that gives the counterparty the right to purchase the same securities at a specified price at a specified date in the future. The put option and the call option generally have equal fair values at the time of origination resulting in no cash receipts or payments. Narrow-band collars are equity collars in which the put and call prices are set so that the call option has a relatively higher fair value than the put option at the time of origination. In these cases the Company receives cash equal to the difference between such fair values.

     Put spread collars provide the Company and the counterparty with put and call options similar to equity collars. In addition, put spread collars provide the counterparty with a put option that gives it the right to require the Company to purchase the underlying securities at a price that is lower than the Company Put Price. The inclusion of the secondary put option allows the Company to secure a higher call option price while maintaining net zero cost to enter into the collar. However, the inclusion of the secondary put exposes the Company to market risk if the underlying security trades below the put spread price.

     BORROWED SHARES

     In connection with certain of its derivative instruments, Liberty periodically borrows shares of the underlying securities from a counterparty and delivers these borrowed shares in settlement of maturing derivative positions. In these transactions, a similar number of shares that are owned by Liberty have been posted as collateral with the counterparty. These share borrowing arrangements can be terminated at any time at Liberty's option by delivering shares to the counterparty. The counterparty can terminate these arrangements upon the occurrence of certain events which limit the trading volume of the underlying security. The liability under these share borrowing arrangements is marked to market each reporting period with changes in value recorded in unrealized gains or losses in the statement of operations. The shares posted as collateral under these arrangements continue to be treated as AFS securities and are marked to market each reporting period with changes in value recorded as unrealized gains or losses in other comprehensive earnings.

     EXCHANGEABLE DEBENTURE CALL OPTION OBLIGATIONS

     Liberty has issued senior exchangeable debentures which are exchangeable for the value of a specified number of shares of Sprint common stock, Motorola common stock, Viacom Class B common stock or Time Warner common stock, as applicable. (See note 9 for a more complete description of the exchangeable debentures.)

     Under Statement 133, the call option feature of the exchangeable debentures is reported separately from the long-term debt portion in the consolidated balance sheets at fair value. Changes in the fair value of the call option obligations are recognized as unrealized gains (losses) on derivative instruments in Liberty's consolidated statements of operations.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     REALIZED AND UNREALIZED GAINS ON DERIVATIVE INSTRUMENTS

     Realized and unrealized gains (losses) on derivative instruments during the years ended December 31, 2004, 2003 and 2002 are comprised of the following:

                                                                          YEARS ENDED DECEMBER 31,
                                                                  -----------------------------------------
                                                                   2004              2003             2002
                                                                  -------          -------          -------
                                                                             amounts in millions
          Change in fair value of exchangeable debenture call
             option feature                                       $  (129)            (158)             784
          Change in the fair value of equity collars                 (941)            (483)           4,032
          Change in the fair value of borrowed shares                (227)            (121)              --
          Change in the fair value of put options                       2              108             (445)
          Change in the fair value of put spread collars                8               21               71
          Change in fair value of hedged AFS Securities                --               --           (2,378)
          Change in fair value of other derivatives(1)                  3              (28)              63
                                                                  -------          -------          -------
             Total realized and unrealized gains (losses), net    $(1,284)            (661)           2,127
                                                                  =======          =======          =======

     -------------
     (1) Comprised primarily of forward foreign exchange contracts and interest rate swap agreements.

(8)  INVESTMENTS IN AFFILIATES ACCOUNTED FOR USING THE EQUITY METHOD

     Liberty has various investments accounted for using the equity method. The following table includes Liberty's carrying amount and percentage ownership of the more significant investments in affiliates at December 31, 2004 and the carrying amount at December 31, 2003:

                                DECEMBER 31,             DECEMBER 31,
                                   2004                     2003
                       -------------------------         ------------
                       PERCENTAGE       CARRYING          CARRYING
                        OWNERSHIP        AMOUNT            AMOUNT
                       ----------       --------         ---------
                              dollar amounts in millions

     Court TV              50%            $277             260
     GSN                   50%             251             240
     Other               various           256             245
                                          ----            ----
                                          $784             745
                                          ====            ====

     The following table reflects Liberty's share of earnings (losses) of affiliates including nontemporary declines in value:

                               YEARS ENDED DECEMBER 31,
                         --------------------------------------
                         2004             2003             2002
                         ----             ----             ----
                                  amounts in millions
     Court TV            $ 17               (1)              (2)
     GSN                   (1)              --               (6)
     QVC*                  --              107              154
     Other                 (1)             (99)            (203)
                         ----             ----             ----
                         $ 15                7              (57)
                         ====             ====             ====

     ------------
     *    A consolidated subsidiary since September 2003.

     In April 2002, Liberty sold its 40% interest in Telemundo Communications Group for cash proceeds of $679 million, and recognized a gain of $344 million (before related tax expense of $134 million) based upon the difference between the cash proceeds and Liberty's basis in Telemundo, including allocated goodwill of $25 million.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     During the years ended December 31, 2003 and 2002, Liberty recorded nontemporary declines in fair value aggregating $71 million and $76 million, respectively, related to certain of its other equity method investments. Such amounts are included in share of losses of affiliates.

(9)  LONG-TERM DEBT

     Debt is summarized as follows:

                                                                      OUTSTANDING                  CARRYING VALUE
                                                                       PRINCIPAL                     DECEMBER 31,
                                                                      DECEMBER 31,           ---------------------------
                                                                          2004                 2004                 2003
                                                                      -----------             ------                -----
                                                                                       amounts in millions
     Parent company debt:
         Senior notes and debentures
            3.5% Senior Notes due 2006                                $    514                  513                1,185
            Floating Rate Senior Notes due 2006                          2,463                2,463                2,463
            7.875% Senior Notes due 2009                                   716                  711                  744
            7.75% Senior Notes due 2009                                    234                  235                  239
            5.7% Senior Notes due 2013                                     802                  800                  997
            8.5% Senior Debentures due 2029                                500                  495                  495
            8.25% Senior Debentures due 2030                               959                  951                  992
         Senior exchangeable debentures
            4% Senior Exchangeable Debentures due 2029                     869                  249                  246
            3.75% Senior Exchangeable Debentures due 2030                  810                  228                  226
            3.5% Senior Exchangeable Debentures due 2031                   600                  231                  229
            3.25% Senior Exchangeable Debentures due 2031                  559                  118                  127
            0.75% Senior Exchangeable Debentures due 2023                1,750                1,473                1,398
                                                                      --------               ------                -----
                                                                        10,776                8,467                9,341
     Subsidiary debt                                                       109                  109                   91
                                                                      --------               ------                -----
         Total debt                                                   $ 10,885                8,576                9,432
                                                                      ========
         Less current maturities                                                                (10)                 (15)
                                                                                             ------                -----
         Total long-term debt                                                                $8,566                9,417
                                                                                             ======                =====

     SENIOR NOTES AND DEBENTURES

     The Floating Rate Notes accrue interest at 3 month LIBOR plus a margin. At December 31, 2004 the borrowing rate was 3.99%.

     Interest on the Senior Notes and Senior Debentures is payable semi-annually based on the date of issuance.

     The Senior Notes and Senior Debentures are stated net of an aggregate unamortized discount of $20 million and $24 million at December 31, 2004 and 2003, respectively, which is being amortized to interest expense in the accompanying consolidated statements of operations.

     SENIOR EXCHANGEABLE DEBENTURES

     In November 1999, Liberty issued $869 million of 4% Senior Exchangeable Debentures due 2029. Each $1,000 debenture is exchangeable at the holder's option for the value of 11.4743 shares of Sprint common stock. Liberty may, at its election, pay the exchange value in cash, Sprint common stock or a combination thereof. Liberty, at its option, may redeem the debentures, in whole or in part, for cash generally equal to the face amount of the debentures plus accrued interest.

     In February and March 2000, Liberty issued an aggregate of $810 million of 3.75% Senior Exchangeable Debentures due 2030. Each $1,000 debenture is exchangeable at the holder's

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES option for the value of 8.3882 shares of Sprint common stock. Liberty may, at its election, pay the exchange value in cash, Sprint common stock or a combination thereof. Liberty, at its option, may redeem the debentures, in whole or in part, for cash equal to the face amount of the debentures plus accrued interest.

     In January 2001, Liberty issued $600 million of 3.5% Senior Exchangeable Debentures due 2031. Each $1,000 debenture is exchangeable at the holder's option for the value of 36.8189 shares of Motorola common stock and 4.0654 shares of Freescale Semiconductor, Inc. ("Freescale"), which Motorola spun off to its shareholders in December 2004. Such exchange value is payable, at Liberty's option, in cash, Motorola and Freescale stock or a combination thereof. On or after January 15, 2006, Liberty, at its option, may redeem the debentures, in whole or in part, for cash generally equal to the face amount of the debentures plus accrued interest.

     In March 2001, Liberty issued $817.7 million of 3.25% Senior Exchangeable Debentures due 2031. Each $1,000 debenture is exchangeable at the holder's option for the value of 18.5666 shares of Viacom Class B common stock. Such exchange value is payable at Liberty's option in cash, Viacom stock or a combination thereof. On or after March 15, 2006, Liberty, at its option, may redeem the debentures, in whole or in part, for cash equal to the face amount of the debentures plus accrued interest.

     In March and April 2003, Liberty issued an aggregate principal amount of $1,750 million of 0.75% Senior Exchangeable Debentures due 2023. Each $1,000 debenture is exchangeable at the holder's option for the value of
     57.4079 shares of Time Warner common stock. Liberty may, at its election, pay the exchange value in cash, Time Warner common stock, shares of Liberty Series A common stock or a combination thereof. On or after April 5, 2008, Liberty, at its option, may redeem the debentures, in whole or in part, for shares of Time Warner common stock, cash or any combination thereof equal to the face amount of the debentures plus accrued interest. On March 30, 2008, March 30, 2013 or March 30, 2018, each holder may cause Liberty to purchase its exchangeable debentures, and Liberty, at its election, may pay the purchase price in shares of Time Warner common stock, cash, Liberty Series A common stock, or any combination thereof.

     Interest on the Company's exchangeable debentures is payable semi-annually based on the date of issuance. At maturity, all of the Company's exchangeable debentures are payable in cash.

     In accordance with Statement 133, the call option feature of the exchangeable debentures is reported at fair value and separately from the long-term debt in the consolidated balance sheet. The reported amount of the long-term debt portion of the exchangeable debentures is calculated as the difference between the face amount of the debentures and the fair value of the call option feature on the date of issuance. The long-term debt is accreted to its face amount over the expected term of the debenture using the effective interest method. Accordingly, at December 31, 2004, the difference between the principal amount and the carrying value of the long-term debt portion is the unamortized fair value of the call option feature that was recorded at the date of issuance of the respective debentures. Accretion related to all of the Company's exchangeable debentures aggregated $83 million, $61 million and $7 million during the years ended December 31, 2004, 2003 and 2002, respectively, and is included in interest expense in the accompanying consolidated statements of operations.

     SUBSIDIARY DEBT

     Subsidiary debt at December 31, 2004 is comprised of capitalized satellite transponder lease obligations.

     In December 2004, Starz Entertainment cancelled its bank credit facility.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     FIVE YEAR MATURITIES

     The U.S. dollar equivalent of the annual maturities of Liberty's debt for each of the next five years is as follows (amounts in millions):

                  2005                                                          $       10
                  2006                                                          $    2,988
                  2007                                                          $       12
                  2008                                                          $    1,762
                  2009                                                          $      962

     FAIR VALUE OF DEBT

     Liberty estimates the fair value of its debt based on the quoted market prices for the same or similar issues or on the current rate offered to Liberty for debt of the same remaining maturities. The fair value of Liberty's publicly traded debt at December 31, 2004 is as follows (amounts in millions):

                 Fixed rate senior notes                                        $    2,373
                 Floating rate senior notes                                     $    2,492
                 Senior debentures                                              $    1,628
                 Senior exchangeable debentures, including call option
                     obligation                                                 $    4,376

     Liberty believes that the carrying amount of its subsidiary debt approximated fair value at December 31, 2004.

(10) INCOME TAXES

     Income tax benefit (expense) consists of:

                                                        YEARS ENDED DECEMBER 31,
                                             --------------------------------------------
                                              2004               2003               2002
                                             ------             ------             ------
                                                           amounts in millions
     Current:
         Federal                             $ (177)                (4)                (5)
         State and local                        (61)               (29)                (1)
         Foreign                               (114)               (40)                (2)
                                             ------             ------             ------
                                               (352)               (73)                (8)
                                             ------             ------             ------
     Deferred:
         Federal                                166               (224)             1,262
         State and local                         59                (44)               227
         Foreign                                  8                 (1)                --
                                             ------             ------             ------
                                                233               (269)             1,489
                                             ------             ------             ------
     Income tax benefit (expense)            $ (119)              (342)             1,481
                                             ======             ======             ======


                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     Income tax benefit (expense) differs from the amounts computed by applying the U.S. federal income tax rate of 35% as a result of the following:


                                                                     YEARS ENDED DECEMBER 31,
                                                           --------------------------------------------
                                                            2004               2003               2002
                                                           ------             ------             ------
                                                                        amounts in millions

     Computed expected tax benefit  (expense)              $  (77)               310              1,559
     Impairment charges and amortization of
         goodwill not deductible for income
         tax purposes                                          --               (477)               (32)
     State and local income taxes, net of
         federal income taxes                                  (6)               (45)               151
     Foreign taxes                                            (47)               (40)                (6)
     Recognition of tax basis in equity of DMX                 38                 --                 --
     Change in valuation allowance affecting
         tax expense                                          (12)               (65)               (13)
     Adjustments to dividend received deduction                --                (21)                --
     Disposition of nondeductible goodwill in
         sales transactions                                    --                 --               (189)
     Other, net                                               (15)                (4)                11
                                                           ------             ------             ------
         Income tax benefit (expense)                      $ (119)              (342)             1,481
                                                           ======             ======             ======

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are presented below:

                                                                           DECEMBER 31,
                                                                 -----------------------------
                                                                   2004                 2003
                                                                 --------             --------
                                                                        amounts in millions
     Deferred tax assets:
         Net operating and capital loss carryforwards            $  1,116                  727
         Accrued stock compensation                                   125                   93
         Other future deductible amounts                              189                  124
                                                                 --------             --------
            Deferred tax assets                                     1,430                  944
         Valuation allowance                                         (400)                (378)
                                                                 --------             --------
            Net deferred tax assets                                 1,030                  566
                                                                 --------             --------

     Deferred tax liabilities:
         Investments                                                7,297                6,680
         Intangible assets                                          2,465                2,618
         Discount on exchangeable debentures                          863                  849
         Other                                                        240                  170
                                                                 --------             --------
            Deferred tax liabilities                               10,865               10,317
                                                                 --------             --------

     Net deferred tax liabilities                                $  9,835                9,751
                                                                 ========             ========


     The Company's valuation allowance increased $22 million in 2004, including a $12 million charge to tax expense and a $10 million valuation allowance recorded in connection with acquisitions.

     At December 31, 2004, Liberty had net operating and capital loss carryforwards for income tax purposes aggregating approximately $3,033 million which, if not utilized to reduce taxable income in future periods, will expire as follows: 2006: $3 million; 2007: $87 million; 2008: $13

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES million; 2009: $1,011 million; and beyond 2009: $1,919 million. Of the foregoing net operating and capital loss carryforward amount, approximately $1,149 million is subject to certain limitations and may not be currently utilized. The remaining $1,884 million is currently available to be utilized to offset future taxable income of Liberty's consolidated tax group.

     During the period from March 9, 1999 to August 10, 2001, Liberty was included in the consolidated federal income tax return of AT&T and was a party to a tax sharing agreement with AT&T (the "AT&T Tax Sharing Agreement"). Under the AT&T Tax Sharing Agreement, Liberty received a cash payment from AT&T in periods when Liberty generated taxable losses and such taxable losses were utilized by AT&T to reduce the consolidated income tax liability. This utilization of taxable losses was accounted for by Liberty as a current federal intercompany income tax benefit. To the extent such losses were not utilized by AT&T, such amounts were available to reduce federal taxable income generated by Liberty in future periods, similar to a net operating loss carryforward, and were accounted for as a deferred federal income tax benefit. During the period from March 10, 1999 to December 31, 2002, Liberty received cash payments from AT&T aggregating $555 million as payment for Liberty's taxable losses that AT&T utilized to reduce its income tax liability. In the fourth quarter of 2004, AT&T requested a refund from Liberty of $70 million, plus accrued interest, relating to losses that it generated in 2002 and 2003 and were able to carry back to offset taxable income previously offset by Liberty's losses. In the event AT&T generates capital losses in 2004 and is able to carry back such losses to offset taxable income previously offset by Liberty's losses, Liberty may be required to refund as much as an additional $229 million (excluding accrued interest) to AT&T. Liberty is currently unable to estimate how much, if any, it will ultimately refund to AT&T, but does not believe that any such refund, if made, would be material to its financial position.

(11) STOCKHOLDERS' EQUITY

     PREFERRED STOCK

     Liberty's preferred stock is issuable, from time to time, with such designations, preferences and relative participating, optional or other rights, qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of such preferred stock adopted by Liberty's Board of Directors. As of December 31, 2004, no shares of preferred stock were issued.

     COMMON STOCK

     The Series A common stock has one vote per share, and the Series B common stock has ten votes per share. Each share of the Series B common stock is exchangeable at the option of the holder for one share of Series A common stock.

     As of December 31, 2004, there were 56 million shares of Liberty Series A common stock and 28 million shares of Liberty Series B common stock reserved for issuance under exercise privileges of outstanding stock options and warrants.

     PURCHASES OF COMMON STOCK

     During the year ended December 31, 2004, the Company acquired approximately
     96.0 million shares of its Series B common stock from the estate and family of the late founder of Liberty's former parent in exchange for approximately 105.4 million shares of Liberty Series A common stock. Ten million of the acquired Series B shares have been accounted for as treasury stock in the accompanying consolidated balance sheet, and the remaining Series B shares have been retired.

     On July 28, 2004, Liberty completed a transaction with Comcast pursuant to which Liberty repurchased 120.3 million shares of its Series A common stock (valued at $1,017 million) held by Comcast in exchange for 100% of the stock of Encore ICCP, Inc. ("Encore ICCP"), a wholly owned subsidiary of Liberty. At the time of the exchange, Encore ICCP held Liberty's 10% ownership interest in E! Entertainment Television, Liberty's 100% ownership interest in International Channel Networks, all of Liberty's rights, benefits and obligations under a TCI Music contribution

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES agreement, and $547 million in cash. The transaction also resolved all litigation pending between Comcast and Liberty regarding the TCI Music contribution agreement, to which Comcast succeeded as part of its acquisition of AT&T Broadband in November of 2002. In connection with this transaction, Liberty recognized a pre-tax gain on disposition of assets of $387 million.

     During 2004, Liberty entered into zero-strike call spreads ("Z-Call") with respect to six million shares of its Series A common stock. The Z-Call is comprised of a call option purchased by Liberty from the counterparty with a zero strike price and a similar call option purchased by the counterparty from Liberty with a strike price equal to the market price of the Series A common stock on the date of execution. Upon expiration of the Z-Call, Liberty can purchase the subject shares of Series A common stock from the counterparty for no additional cost, and the counterparty can purchase the same shares from Liberty at the current market price, or the parties can net cash settle. Liberty accounts for the Z-Calls pursuant to Statement of Financial Accounting Standards No. 150, "ACCOUNTING FOR CERTAIN FINANCIAL INSTRUMENTS WITH CHARACTERISTICS OF BOTH LIABILITIES AND EQUITY" ("Statement 150"). The total net payment by Liberty for the Z-Calls outstanding at December 31, 2004 was $63 million and is included in short term derivative assets in the accompanying consolidated balance sheet. Changes in the fair value of the Z-Calls are included in realized and unrealized gains (losses) on financial instruments in the accompanying consolidated statement of operations.

     During 2004, Liberty also sold put options with respect to shares of its Series A common stock for cash proceeds of $3 million. All of these put options expired unexercised prior to December 31, 2004. Liberty accounted for these put options pursuant to Statement 150. Accordingly, the put options were recorded at fair value, and changes in the fair value of the put options are included in realized and unrealized gains (losses) on financial instruments in the accompanying consolidated statement of operations.

     During the years ended December 31, 2003 and 2002, the Company purchased
     42.3 million and 25.7 million shares of its common stock for aggregate cash consideration of $437 million and $281 million, respectively. These purchases have been accounted for as retirements of common stock and have been reflected as a reduction of stockholders' equity in the accompanying consolidated balance sheet.

     During 2002, Liberty sold put options on 7.0 million shares of its Series A common stock, 4.0 million of which were outstanding at December 31, 2002. Liberty sold another 9.3 million put options in the first quarter of 2003. All of these options expired unexercised prior to December 31, 2003. The Company accounted for these put options pursuant to EITF 00-19, "ACCOUNTING FOR DERIVATIVE FINANCIAL INSTRUMENTS INDEXED TO, AND POTENTIALLY SETTLED IN, A COMPANY'S OWN STOCK" and recorded a net increase to additional paid-in-capital of $37 million during the year ended December 31, 2003.

(12) TRANSACTIONS WITH OFFICERS AND DIRECTORS

     CHAIRMAN'S EMPLOYMENT AGREEMENT

     In connection with the AT&T Merger, an employment agreement between the Company's Chairman and TCI was assigned to the Company.

     The Chairman's employment agreement provides for, among other things, deferral of a portion (not in excess of 40%) of the monthly compensation payable to him for all employment years commencing on or after January 1, 1993. The deferred amounts will be payable in monthly installments over a 20-year period commencing on the termination of the Chairman's employment, together with interest thereon at the rate of 8% per annum compounded annually from the date of deferral to the date of payment. The aggregate liability under this arrangement at December 31, 2004 is $1.8 million, and is included in other liabilities in the accompanying consolidated balance sheet.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     The Chairman's employment agreement also provides that in the event of termination of his employment with Liberty, he will be entitled to receive 240 consecutive monthly payments equal to $15,000 increased at the rate of 12% per annum compounded annually from January 1, 1988 to the date payment commences ($91,956 per month as of December 31, 2004). Such payments would commence on the first day of the month succeeding the termination of employment. In the event of the Chairman's death, his beneficiaries would be entitled to receive the foregoing monthly payments. The aggregate liability under this arrangement at December 31, 2004 is $22.1 million, and is included in other liabilities in the accompanying consolidated balance sheet.

     The Company's Chairman deferred a portion of his monthly compensation under his previous employment agreement with TCI. The Company assumed the obligation to pay that deferred compensation in connection with the AT&T Merger. The deferred obligation (together with interest at the rate of 13% per annum compounded annually), which aggregated $12.3 million at December 31, 2004 and is included in other liabilities in the accompanying consolidated balance sheets, is payable on a monthly basis, following the occurrence of specified events, under the terms of the previous employment agreement. The rate at which interest accrues on the deferred obligation was established in 1983 pursuant to the previous employment agreement.

     OTHER

     Effective November 28, 2003, Liberty acquired all the outstanding stock of TP Investment, Inc. ("TPI"), a corporation wholly owned by TP-JCM, LLC, a limited liability company in which the sole member is the Company's Chairman. In exchange for the stock of TPI, TP-JCM received 5,281,739 shares of the Company's Series B common stock, valued in the agreement at $11.50 per share. As prescribed by the Agreement and Plan of Merger pursuant to which the acquisition was effected, that per share value equals 110% of the average of the closing sale prices of the Company's Series A common stock for the ten trading days ended November 28, 2003. TPI owns 10,602 shares of Series B Preferred Stock of Liberty TP Management, Inc. ("Liberty TP Management"), a subsidiary of the Company. Those shares of Series B Preferred Stock represent 12% of the voting power of Liberty TP Management. TPI also owns a 5% membership interest (representing a 50% voting interest) in Liberty TP LLC, a limited liability company which owns approximately 20.6% of the common equity and 27.2% of the voting power of Liberty TP Management. As a result of the acquisition, the Company beneficially owns all the equity and voting interests in Liberty TP Management. Liberty TP Management owns our interest in True Position and certain equity interests in Sprint Corporation, IDT Investments, Inc. and priceline.com.

     In connection with the acquisition of TPI, the Company entered into a registration rights agreement. That agreement provides for the registration by the Company under applicable federal and state securities laws, at the holder's request, of the sale of shares of the Company's Series A common stock issuable upon conversion of shares of the Series B common stock that were issued to TP-JCM.

     The shares of Liberty Series B common stock issued to TP-JCM are subject to the Company's rights to purchase such shares pursuant to a call agreement entered into in February 1998 by the Chairman and his spouse. Pursuant to the call agreement, Liberty has the right to acquire all of the Liberty Series B common stock held by the Chairman and his spouse in certain circumstances. The price of acquiring such shares is generally limited to the market price of the Liberty Series A common stock, plus a 10% premium.

(13) STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     LIBERTY

     Pursuant to the Liberty Media Corporation 2000 Incentive Plan (the "Liberty Incentive Plan"), the Company has granted to certain of its employees stock options, stock appreciation rights ("SARs") and stock options with tandem SARs (collectively, "Awards") to purchase shares of Liberty Series A and Series B common stock. The Liberty Incentive Plan provides for awards to be made in respect of a maximum of 160 million shares of common stock of Liberty.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     In connection with the Company's rights offering, which expired on December 2, 2002, and pursuant to the Liberty Incentive Plan antidilution provisions, the number of shares and the applicable exercise prices of all Liberty options granted pursuant to the Liberty Incentive Plan were adjusted as of October 31, 2002, the record date for the rights offering. As a result of the foregoing modifications, all of the Company's options granted prior to October 31, 2002 are accounted for as variable plan awards.

     During the year ended December 31, 2003, Liberty awarded 4,601,000 free standing SARs to its officers and employees with an exercise price of $11.09 and 1,500,000 free standing SARs to its officers and employees with an exercise price of $14.33. Such SARs have a 10-year term, vest as to 20% on each of the first five anniversaries of the respective grant date, and had a weighted average grant date fair value of $5.57 per share.

     During the year ended December 31, 2004, Liberty awarded 4,011,450 free standing SARs to its officers and employees. Such SARs have a 10-year term, an exercise price of $8.45, vest as to 20% on each of the first five anniversaries of the respective grant date, and had a weighted average grant date fair value of $4.36 per share.

     On December 17, 2002, shareholders of the Company approved the Liberty Media Corporation 2002 Nonemployee Director Incentive Plan (the "NDIP"). Under the NDIP, the Liberty Board of Directors (the "Liberty Board") has the full power and authority to grant eligible nonemployee directors stock options, SARs, stock options with tandem SARs, and restricted stock. Effective September 9, 2003, the Liberty Board granted each nonemployee director of Liberty 11,000 free standing SARs at an exercise price of $11.85. These options expire 10 years from the date of grant, vest on the first anniversary of the grant date and had a grant date fair value of $5.93 per share.

     Effective June 1, 2004, the Liberty Board granted each nonemployee director of Liberty 11,000 free standing SARs at an exercise price of $11.00. The options expire 10 years from the date of grant, vest on the first anniversary of the grant date and had a grant date fair value of $5.84 per share.

     The estimated fair values of the options noted above are based on the Black-Scholes model and are stated in current annualized dollars on a present value basis. The key assumptions used in the model for purposes of these calculations generally include the following: (a) a discount rate equal to the 10-year Treasury rate on the date of grant; (b) a 32% volatility factor; (c) the 10-year option term; (d) the closing price of the respective common stock on the date of grant; and (e) an expected dividend rate of zero.

     In connection with the Spin Off and pursuant to the anti-dilution provisions of the Liberty Incentive Plan, the Liberty incentive plan committee determined to make adjustments to outstanding Liberty Awards. As of the Record Date, each outstanding Award held by (1) employees of LMI,
     (2) employees of Liberty in departments of Liberty that were expected to provide services to LMI pursuant to the Facilities and Services Agreement and (3) directors of Liberty were divided into (A) an option to purchase shares of LMI common stock equal to 0.05 times the number of LMC Awards held by the option holder on the Record Date and (B) an Award to purchase shares of Liberty common stock equal to the same number of shares of Liberty common stock for which the outstanding Award was exercisable. The aggregate exercise price of each pre-Spin Off Award was allocated between the new Liberty Award and the LMI Award. All other Awards were adjusted to increase the number of shares of Liberty common stock for which the Award was exercisable and to decrease the exercise price to reflect the dilutive effect of the distribution of LMI common stock in the Spin Off.

     Pursuant to the Reorganization Agreement Liberty is responsible for settlement of all Liberty Awards whether held by Liberty employees or LMI employees, and LMI is responsible for

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES settlement of all LMI Awards whether held by Liberty employees or LMI employees. Liberty will continue to record compensation for all Liberty and LMI Awards held by Liberty employees. The compensation for LMI Awards will be reflected as an adjustment to additional paid-in capital in Liberty's statement of stockholders' equity.

     The following table presents the number and weighted average exercise price ("WAEP") of certain options, SARs and options with tandem SARs to purchase Liberty Series A and Series B common stock granted to certain officers, employees and directors of the Company.

                                                                  LIBERTY                       LIBERTY
                                                                 SERIES A                      SERIES B
                                                                  COMMON                        COMMON
                                                                   STOCK        WAEP            STOCK          WAEP
                                                                 --------       ----           --------        ----
                                                                         numbers of options in thousands

         Outstanding at January 1, 2002                             47,659    $  11.69            27,462    $  15.35
               Granted                                                 525    $  12.38                --
               Exercised                                              (488)   $   3.51                --
               Canceled                                               (995)   $  25.70                --
               Options issued in mergers                               744    $  34.55                --
               Adjustments pursuant to antidilution
                 provisions                                          1,216                           703
                                                                   -------                       -------
         Outstanding at December 31, 2002                           48,661    $   9.60            28,165    $  14.96
               Granted                                               6,233    $  11.88                --
               Exercised                                              (323)   $   4.68                --
               Canceled                                               (619)   $  17.22                --
               Options issued in mergers                             1,142    $  78.53                --
                                                                   -------                       -------
         Outstanding at December 31, 2003                           55,094    $  11.23            28,165    $  14.96
               Granted                                               4,078    $   8.54                --
               Exercised                                            (2,060)   $   2.13                --
               Canceled                                             (5,457)   $  13.32                --
               Adjustments related to Spin Off                       4,321                            --
                                                                   -------                       -------
         Outstanding at December 31, 2004                           55,976    $   9.15            28,165    $  12.94
                                                                   =======                       =======

         Exercisable at December 31, 2002                           30,402    $   6.78             8,450    $  14.96
                                                                   =======                       =======
         Exercisable at December 31, 2003                           34,529    $   9.12            13,378    $  14.96
                                                                   =======                       =======
         Exercisable at December 31, 2004                           37,558    $   8.18            18,307    $  12.94
                                                                   =======                       =======
         Vesting period                                             5 yrs                         5 yrs


     The following table provides additional information about the Company's outstanding options to purchase Liberty Series A common stock at December 31, 2004.

      NO. OF                                            WEIGHTED          NO. OF
    OUTSTANDING       RANGE OF           WAEP OF        AVERAGE        EXERCISABLE    WAEP OF
     OPTIONS         EXERCISE         OUTSTANDING      REMAINING         OPTIONS     EXERCISABLE
     (000'S)          PRICES            OPTIONS           LIFE            (000'S)      OPTIONS
    -----------   ----------------    -----------      ---------       -----------   ----------
       18,927     $ 0.88 - $  3.39      $  1.64        0.8 years           18,927    $  1.64
        6,433     $ 5.60 - $  9.19      $  8.23        7.3 years              913    $  6.32
       29,158     $10.04 - $ 14.14      $ 11.93        6.6 years           16,524    $ 12.26
        1,458     $19.56 - $251.69      $ 54.91        5.3 years            1,194    $ 57.04
      -------                                                             -------
       55,976                                                              37,558
      =======                                                             ========

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     QVC

     QVC has a qualified and nonqualified combination stock option/stock appreciation rights plan (collectively, the "Tandem Plan") for employees, officers, directors and other persons designated by the Stock Option Committee of QVC's board of directors. Under the Tandem Plan, the option price is generally equal to the fair market value, as determined by an independent appraisal, of a share of the underlying common stock of QVC at the date of the grant. The fair value of a share of QVC common stock as of the latest valuation date is $2,491. If the eligible participant elects the SAR feature of the Tandem Plan, the participant receives 75% of the excess of the fair market value of a share of QVC common stock over the exercise price of the option to which it is attached at the exercise date. The holders of a majority of the outstanding options have stated an intention not to exercise the SAR feature of the Tandem Plan. Because the exercise of the option component is more likely than the exercise of the SAR feature, compensation expense is measured based on the stock option component. As a result, QVC is applying fixed plan accounting in accordance with APB Opinion No. 25. Under the Tandem Plan, option/SAR terms are ten years from the date of grant, with options/SARs generally becoming exercisable over four years from the date of grant. At December 31, 2004, there were a total of 168,139 options outstanding, 44,627 of which were vested at a weighted average exercise price of $1,142 and 123,512 of which were unvested at a weighted average exercise price of $1,970. During the year ended December 31, 2004, QVC received cash proceeds from the exercise of options aggregating $39 million. In 2004, QVC also repurchased shares of common stock issued upon exercise of stock options in prior years. Cash payments aggregated $168 million for these repurchases.

     As of December 31, 2004, Liberty had granted to certain officers and employees of QVC a total of 9,847,391 restricted shares of Liberty Series A common stock. Such shares generally vest as to 33% on each of January 1, 2005, 2006 and 2007.

     STARZ ENTERTAINMENT

     Starz Entertainment has outstanding Phantom Stock Appreciation Rights ("PSARS") held by certain of its officers and employees (including its former chief executive officer). PSARS granted under the plan generally vest over a five year period. Compensation under the PSARS is computed based upon the percentage of PSARS that are vested and a formula derived from the estimated fair value of the net assets of Starz Entertainment. All amounts earned under the plan are payable in cash, Liberty common stock or a combination thereof. At December 31, 2004 the amount accrued for Starz Entertainment PSARs was $122 million.

     Effective December 27, 2002, the former chief executive officer of Starz Entertainment elected to exercise 54% of his outstanding PSARS. In July 2003, Starz Entertainment satisfied the amount due the officer with a cash payment of $287 million.

     OTHER

     Certain of the Company's other subsidiaries have stock based compensation plans under which employees and non-employees are granted options or similar stock based awards. Awards made under these plans vest and become exercisable over various terms. The awards and compensation recorded, if any, under these plans is not significant to Liberty.

(14) EMPLOYEE BENEFIT PLANS

     Liberty is the sponsor of the Liberty Media 401(k) Savings Plan (the "Liberty 401(k) Plan"), which provides its employees and the employees of certain of its subsidiaries an opportunity for ownership in the Company and creates a retirement fund. The Liberty 401(k) Plan provides for employees to make contributions to a trust for investment in Liberty common stock, as well as several mutual funds. The Company and its subsidiaries make matching contributions to the Liberty 401(k) Plan based on a percentage of the amount contributed by employees. In addition, certain of the Company's subsidiaries have similar employee benefit plans. Employer cash contributions to all plans aggregated $23 million, $12 million and $7 million for the years ended December 31, 2004, 2003 and 2002, respectively.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(15)     OTHER COMPREHENSIVE EARNINGS (LOSS)

         Accumulated other comprehensive earnings (loss) included in Liberty's consolidated balance sheets and consolidated statements of stockholders' equity reflect the aggregate of foreign currency translation adjustments and unrealized holding gains and losses on AFS Securities. The change in the components of accumulated other comprehensive earnings (loss), net of taxes, is summarized as follows:

                                                                                 ACCUMULATED
                                           FOREIGN            UNREALIZED           OTHER
                                          CURRENCY              HOLDING         COMPREHENSIVE
                                         TRANSLATION        GAINS (LOSSES)     EARNINGS (LOSS),
                                         ADJUSTMENTS         ON SECURITIES       NET OF TAXES
                                         ------------       --------------     ----------------
                                                           amounts in millions
     Balance at January 1, 2002              $ (384)             1,364                980
     Other comprehensive loss                    68               (555)              (487)
                                             ------             ------             ------
     Balance at December 31, 2002              (316)               809                493
     Other comprehensive earnings                35              2,713              2,748
                                             ------             ------             ------
     Balance at December 31, 2003            $ (281)             3,522              3,241
     Other comprehensive earnings                23              1,002              1,025
     Contribution to LMI                         --                (51)               (51)
     Other activity                               9                 (9)                --
                                             ------             ------             ------
     Balance at December 31, 2004            $ (249)             4,464              4,215
                                             ======             ======             ======


     Included in Liberty's accumulated other comprehensive earnings (loss) at December 31, 2004 is $123 million, net of income taxes, of foreign currency translation losses related to Cablevision, S.A. ("Cablevision"), a former equity method investment of Liberty, and $186 million, net of income taxes, of foreign currency translation losses related to Telewest Communications plc ("Telewest"), another former equity method investment of Liberty. Subsequent to December 31, 2004, Liberty disposed of its interests in Cablevision and Telewest. Accordingly, in the first quarter of 2005, Liberty will recognize in its statement of operations approximately $510 million of foreign currency translation losses (before income tax benefits) related to Cablevision and Telewest that were previously included in accumulated other comprehensive earnings (loss).

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     The components of other comprehensive earnings (loss) are reflected in Liberty's consolidated statements of comprehensive earnings (loss) net of taxes. The following table summarizes the tax effects related to each component of other comprehensive earnings (loss).

                                                                                                   TAX
                                                                             BEFORE-TAX         (EXPENSE)           NET-OF-TAX
                                                                               AMOUNT            BENEFIT              AMOUNT
                                                                             ----------          --------           ----------
                                                                                           amounts in millions
     YEAR ENDED DECEMBER 31, 2004:

     Foreign currency translation adjustments                                 $    38                 (15)                 23
     Unrealized holding losses on securities arising during period              2,443                (953)              1,490
     Reclassification adjustment for losses realized in net loss                 (800)                312                (488)
                                                                              -------             -------             -------
     Other comprehensive earnings                                             $ 1,681                (656)              1,025
                                                                              =======             =======             =======

     YEAR ENDED DECEMBER 31, 2003:

     Foreign currency translation adjustments                                 $    57                 (22)                 35
     Unrealized holding gains on securities arising during period               5,477              (2,136)              3,341
     Reclassification adjustment for gains realized in net loss                (1,030)                402                (628)
                                                                              -------             -------             -------
     Other comprehensive earnings                                             $ 4,504              (1,756)              2,748
                                                                              =======             =======             =======

     YEAR ENDED DECEMBER 31, 2002:

     Foreign currency translation adjustments                                 $   111                 (43)                 68
     Unrealized holding losses on securities arising during period             (6,808)              2,655              (4,153)
     Reclassification adjustment for losses realized in net loss                5,898              (2,300)              3,598
                                                                              -------             -------             -------
     Other comprehensive loss                                                 $  (799)                312                (487)
                                                                              =======             =======             =======

(16) TRANSACTIONS WITH RELATED PARTIES

     Starz Entertainment pays Revolution Studios ("Revolution"), an equity affiliate, fees for the rights to exhibit films produced by Revolution. Payments aggregated $99 million, $91 million and $49 million in 2004, 2003 and 2002, respectively.

(17) COMMITMENTS AND CONTINGENCIES

     FILM RIGHTS

     Starz Entertainment, a wholly-owned subsidiary of Liberty, provides premium video programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States. Starz Entertainment has entered into agreements with a number of motion picture producers which obligate Starz Entertainment to pay fees ("Programming Fees") for the rights to exhibit certain films that are released by these producers. The unpaid balance of Programming Fees for films that were available for exhibition by Starz Entertainment at December 31, 2004 is reflected as a liability in the accompanying consolidated balance sheet. The balance due as of December 31, 2004 is payable as follows: $200 million in 2005 and $16 million in 2006.

     Starz Entertainment has also contracted to pay Programming Fees for films that have been released theatrically, but are not available for exhibition by Starz Entertainment until some future date. These amounts have not been accrued at December 31, 2004. Starz Entertainment's estimate of amounts payable under these agreements is as follows: $538 million in 2005; $256 million in 2006; $125 million in 2007; $108 million in 2008; $98 million in 2009; and $134 million thereafter.

     In addition, Starz Entertainment is also obligated to pay Programming Fees for all qualifying films that are released theatrically in the United States by studios owned by The Walt Disney Company ("Disney") through 2009, all qualifying films that are released theatrically in the United States by studios owned by Sony Pictures Entertainment ("Sony") from 2005 through 2010 and all qualifying films released theatrically in the United States by Revolution through 2006. Films are generally available to Starz Entertainment for exhibition 10 - 12 months after their theatrical release. The Programming Fees to be paid by Starz Entertainment are based on the quantity and

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES the domestic theatrical exhibition receipts of qualifying films. As these films have not yet been released in theatres, Starz Entertainment is unable to estimate the amounts to be paid under these output agreements. However, such amounts are expected to be significant.

     In addition to the foregoing contractual film obligations, each of Disney and Sony has the right to extend its contract for an additional three years. If Sony elects to extend its contract, Starz Entertainment would be required to pay Sony a total of $190 million in four annual installments of $47.5 million. Sony is required to exercise this option by December 31, 2007. If made, Starz Entertainment's payments to Sony would be amortized ratably as programming expense over the extension period beginning in 2011. An extension of this agreement would also result in the payment by Starz Entertainment of Programming Fees for qualifying films released by Sony during the extension period. If Disney elects to extend its contract, Starz Entertainment is not obligated to pay any amounts in excess of its Programming Fees for qualifying films released by Disney during the extension period.

     GUARANTEES

     Liberty guarantees Starz Entertainment's obligations under the Disney and Sony output agreements. At December 31, 2004, Liberty's guarantees for obligations for films released by such date aggregated $763 million. While the guarantee amount for films not yet released is not determinable, such amount is expected to be significant. As noted above Starz Entertainment has recognized the liability for a portion of its obligations under the output agreements. As this represents a commitment of Starz Entertainment, a consolidated subsidiary of Liberty, Liberty has not recorded a separate liability for its guarantees of these obligations.

     At December 31, 2004, Liberty has guaranteed (Y)4.7 billion ($46 million) of the bank debt of Jupiter Telecommunications Co., Ltd. ("J-COM"), a former equity affiliate that provides broadband services in Japan. Liberty's guarantees expire as the underlying debt matures and is repaid. The debt maturity dates range from 2005 to 2018. Liberty's investment in J-COM was attributed to LMI in the Spin Off. In connection with the Spin Off, LMI has agreed to indemnify Liberty for any amounts Liberty is required to fund under this guarantee.

     In connection with agreements for the sale of certain assets, Liberty typically retains liabilities that relate to events occurring prior to its sale, such as tax, environmental, litigation and employment matters. Liberty generally indemnifies the purchaser in the event that a third party asserts a claim against the purchaser that relates to a liability retained by Liberty. These types of indemnification guarantees typically extend for a number of years. Liberty is unable to estimate the maximum potential liability for these types of indemnification guarantees as the sale agreements typically do not specify a maximum amount and the amounts are dependent upon the outcome of future contingent events, the nature and likelihood of which cannot be determined at this time. Historically, Liberty has not made any significant indemnification payments under such agreements and no amount has been accrued in the accompanying consolidated financial statements with respect to these indemnification guarantees.

     OPERATING LEASES

     Liberty leases business offices, has entered into pole rental and satellite transponder lease agreements and uses certain equipment under lease arrangements. Rental expense under such arrangements amounted to $57 million, $36 million and $21 million for the years ended December 31, 2004, 2003 and 2002, respectively.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     A summary of future minimum lease payments under noncancelable operating leases as of December 31, 2004 follows (amounts in millions):

                  Years ending December 31:
                        2005                              $      36
                        2006                              $      25
                        2007                              $      15
                        2008                              $      12
                        2009                              $      10
                        Thereafter                        $      18

     It is expected that in the normal course of business, leases that expire generally will be renewed or replaced by leases on other properties; thus, it is anticipated that future lease commitments will not be less than the amount shown for 2004.

     LITIGATION

     Liberty has contingent liabilities related to legal and tax proceedings and other matters arising in the ordinary course of business. Although it is reasonably possible Liberty may incur losses upon conclusion of such matters, an estimate of any loss or range of loss cannot be made. In the opinion of management, it is expected that amounts, if any, which may be required to satisfy such contingencies will not be material in relation to the accompanying consolidated financial statements.

(18) INFORMATION ABOUT LIBERTY'S OPERATING SEGMENTS

     Liberty is a holding company, which through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries. Each of these businesses is separately managed. Liberty identifies its reportable segments as (A) those consolidated subsidiaries that represent 10% or more of its consolidated revenue, earnings before income taxes or total assets and (B) those equity method affiliates whose share of earnings represent 10% or more of Liberty's pre-tax earnings. The segment presentation for prior periods has been conformed to the current period segment presentation.

     Liberty evaluates performance and makes decisions about allocating resources to its businesses based on financial measures such as revenue, operating cash flow, gross margin, average sales price per unit, number of units shipped and revenue or sales per customer equivalent. In addition, Liberty reviews non-financial measures such as average prime time rating, prime time audience delivery, subscriber growth and penetration, as appropriate.

     Liberty defines operating cash flow as revenue less cost of sales, operating expenses, and selling, general and administrative expenses (excluding stock compensation). Liberty believes this is an important indicator of the operational strength and performance of its businesses, including each business's ability to service debt and fund capital expenditures. In addition, this measure allows management to view operating results and perform analytical comparisons and benchmarking between businesses and identify strategies to improve performance. This measure of performance excludes depreciation and amortization, stock compensation, litigation settlements and restructuring and impairment charges that are included in the measurement of operating income pursuant to GAAP. Accordingly, operating cash flow should be considered in addition to, but not as a substitute for, operating income, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. Liberty generally accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current prices.

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     Liberty has identified the following consolidated subsidiaries as its reportable segments:

     o QVC--consolidated subsidiary that markets and sells a wide variety of consumer products in the United States and several foreign countries, primarily by means of televised shopping programs on the QVC networks and via the Internet through its domestic and international websites.

     o Starz Entertainment--consolidated subsidiary that provides premium programming distributed by cable operators, direct-to-home satellite providers and other distributors throughout the United States.

         Liberty's reportable segments are strategic business units that offer different products and services. They are managed separately because each segment requires different technologies, distribution channels and marketing strategies. The accounting policies of the segments that are also consolidated subsidiaries are the same as those described in the summary of significant policies.

     PERFORMANCE MEASURES

                                                                 YEARS ENDED DECEMBER 31,
                                  ------------------------------------------------------------------------------------
                                            2004                         2003                           2002
                                  -----------------------      ------------------------        -----------------------
                                                OPERATING                     OPERATING                      OPERATING
                                                  CASH                          CASH                           CASH
                                  REVENUE         FLOW          REVENUE         FLOW           REVENUE         FLOW
                                  -------       --------        --------      --------         -------       --------
                                                                 amounts in millions
     QVC                          $5,687          1,230           1,973            434              --             --
     Starz Entertainment             963            239             906            368             945            371
     Corporate and Other             401            (30)            351            (77)            321            (54)
                                  ------         ------          ------         ------          ------         ------
     Consolidated Liberty         $7,051          1,439           3,230            725           1,266            317
                                  ======         ======          ======         ======          ======         ======

     BALANCE SHEET INFORMATION

                                                           DECEMBER 31,
                                     ---------------------------------------------------------
                                              2004                             2003
                                     -------------------------       -------------------------
                                                   INVESTMENTS                     INVESTMENTS
                                     TOTAL             IN            TOTAL             IN
                                     ASSETS        AFFILIATES        ASSETS        AFFILIATES
                                     ------        ----------        ------        -----------
                                                          amounts in millions
     QVC                             $14,314              78          13,824              77
     Starz Entertainment               2,945              52           2,852              50
     Corporate and Other              27,206             654          28,408             618
     Discontinued operations           5,716              --           9,141              --
                                     -------         -------         -------         -------
     Consolidated Liberty            $50,181             784          54,225             745
                                     =======         =======         =======         =======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

     The following table provides a reconciliation of segment operating cash flow to loss from continuing operations before income taxes and minority interest:

                                                                            YEARS ENDED DECEMBER 31,
                                                                  -----------------------------------------
                                                                   2004             2003             2002
                                                                  -------          -------          -------
                                                                              amounts in millions
     Consolidated segment operating cash flow                     $ 1,439              725              317
     Stock compensation                                               (98)              91               46
     Litigation settlement                                             42               --               --
     Depreciation and amortization                                   (658)            (394)            (274)
     Impairment of long-lived assets                                   --           (1,362)            (103)
     Interest expense                                                (615)            (508)            (367)
     Share of earnings (losses) of affiliates                          15                7              (57)
     Realized and unrealized gains (losses) on derivative
          instruments, net                                         (1,284)            (661)           2,127
     Gains (losses) on dispositions, net                            1,406            1,126             (538)
     Nontemporary declines in fair value of investments              (129)             (22)          (5,806)
     Other, net                                                       106              111              174
                                                                  -------          -------          -------
     Earnings (loss) from continuing operations before
          income taxes and minority interest                      $   224             (887)          (4,481)
                                                                  =======          =======          =======

     REVENUE BY GEOGRAPHIC AREA

     Revenue by geographic area based on the location of customers is as follows:

                                             YEARS ENDED DECEMBER 31,
                                       ------------------------------------
                                        2004           2003           2002
                                       ------         ------         ------
                                                amounts in millions

     United States                     $5,424          2,741          1,235
     Foreign countries                  1,627            489             31
                                       ------         ------         ------
          Consolidated Liberty         $7,051          3,230          1,266
                                       ======         ======         ======


     LONG-LIVED ASSETS BY GEOGRAPHIC AREA

                                            DECEMBER 31,
                                       ---------------------
                                        2004           2003
                                       ------         ------
                                         amounts in millions
     United States                     $  770            794
     Foreign countries                    363            325
                                       ------         ------
          Consolidated Liberty         $1,133          1,119
                                       ======         ======

                   LIBERTY MEDIA CORPORATION AND SUBSIDIARIES

(19) QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                        1ST           2ND           3RD            4TH
                                                                      QUARTER        QUARTER       QUARTER        QUARTER
                                                                     ---------       --------       -------       --------
                                                                                      amounts in millions,
                                                                                   except per share amounts
     2004:

       Revenue                                                        $ 1,606         1,641          1,632          2,172
                                                                      =======         =====          =====         ======
       Operating income                                               $   210           178            152            185
                                                                      =======         =====          =====         ======
       Earnings (loss) from continuing operations                     $    71          (334)           359              4
                                                                      =======         =====          =====         ======
       Net earnings (loss)                                            $   (10)         (314)           372             (2)
                                                                      =======         =====          =====         ======
       Basic and diluted earnings (loss) from continuing
           operations per common share                                $   .02          (.11)           .13             --
                                                                      =======         =====          =====         ======
       Basic and diluted net earnings (loss) per common share         $    --          (.11)           .13             --
                                                                      =======         =====          =====         ======

     2003:

       Revenue                                                        $   319           304            712          1,895
                                                                      =======         =====          =====         ======
       Operating income (loss)                                        $    12           (42)           153         (1,063)
                                                                      =======         =====          =====         ======
       Earnings (loss) from continuing operations                     $   140          (476)            38           (931)
                                                                      =======         =====          =====         ======
       Net earnings (loss)                                            $   132          (464)            41           (931)
                                                                      =======         =====          =====         ======
       Basic and diluted earnings (loss) from continuing
           operations per common shares                               $   .05          (.16)           .01           (.33)
                                                                      =======         =====          =====         ======
       Basic and diluted net earnings (loss) per common share         $   .05          (.16)           .01           (.33)
                                                                      =======         =====          =====         ======


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